   As filed with the Securities and Exchange Commission on August 6, 1999
                                                   Registration No. __________

------------------------------------------------------------------------------
------------------------------------------------------------------------------

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                              ------------------

                                  FORM SB-2

                           REGISTRATION STATEMENT

                                     UNDER

                         THE SECURITIES ACT OF 1933

                              ------------------

                        KANAKARIS COMMUNICATIONS, INC.
                 (Previously known as Big Tex Enterprises, Inc.)
               -----------------------------------------------------
                 (Name of Small Business Issuer in its charter)

     Nevada                               3714                    86-0888532
----------------------------  ---------------------------    ------------------
(State or jurisdiction of     (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)     Classification No.)            Code Number)

                              ------------------

                         3303 HARBOR BLVD., SUITE F-3
                            COSTA MESA, CA  92626
                                (714) 444-0560
         ------------------------------------------------------------------
         (Address and telephone number of Registrant's principal executive offices and principal place of business)

                              ------------------

                          CASALE COFFEE NOJIMA, LLP
                             GERARD N. CASALE, JR.
                           11755 WILSHIRE BOULEVARD
                                 SUITE 1200
                       LOS ANGELES, CALIFORNIA 90025
                              (310) 312-1860
            ----------------------------------------------------------
            (Name, address, and telephone number of agent for service)

Approximate date of proposed sale to the public:

As soon as practicable after this Registration Statement becomes effective.


               Subject to completion, dated August __, 1999.

                         5,000,000 shares of Common Stock

                                 [insert logo]

                          KANAKARIS COMMUNICATIONS, INC.
                          ("Company", "We", "Us", "Our")

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective
registration statement for the same offering.    /  /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.    /  /

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective Registration statement
for the same offering.    /  /

If the delivery of the prospectus is expected to be made pursuant to Rule 434,
check the following box.    /  /

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
                                                            Proposed Maximum      Proposed Maximum      Amount of
  Title of Each Class of                Amount to             Offering Price          Aggregate         Registration
Securities to be Registered         be Registered (1)           per Unit           Offering Price           Fee
--------------------------------------------------------------------------------------------------------------------
Common shares                       5,000,000               $   --                $4,687,500.00         $1,304.00

--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------

(1) Under SEC Rule 416, there will be a change in the amount of securities being issued to prevent dilution resulting from stock splits, stock dividends, or similar transaction.

We may amend this registration statement on such date or dates as may be necessary to delay its effective date until we file a further amendment which specifically states that this registration statement shall later become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement becomes effective on a date that the Securities and Exchange Commission, acting under Section 8(a), may determine.

The shares offered in this Offering are highly speculative and involve a high degree of risk to public investors and should be purchased only by persons who can afford to lose their entire investment. (See "Risk Factors" on page XXX).

COMMON STOCK

This is the initial public offering of shares of our Common Stock. This despite the fact that our common stock is currently trading on the NASDAQ Bulletin Board under symbol KKRS. Our common stock last closed trading on August __, 1999 at $-.__ per share. This Offering is being made directly by our management and may be made in the future by underwriters we select. Our Board of Directors determined the Offering price. The Offering price may not be the same as the current trading price of the shares of our Common Stock on the Bulletin Board nor may the Offering price be the same as the market price for the shares after this Offering. In fact, the offering price may be less than the price of the common stock trading on the Bulletin Board. See "Risk Factors".

Some of the shares have been purchased before this Offering under a Debenture Agreement and Registration Rights Agreement. Payment for a portion of these shares has been received by us prior to this Offering. A portion of the shares of this Offering will be paid for in cash upon the Offering. The payment for these shares will be deposited directly with us for immediate use. See "Use of Proceeds". We will not deposit funds paid under this Offering into an escrow account and we will not set a minimum raise or impound amount prior to using monies raised under this Offering.


                                   PROSPECTUS

                          Kanakaris Communications, Inc.
                  (previously known as Big Tex Enterprises, Inc.)

                               5,000,000 Shares (1)

                                  Common Stock

                          Offering Price $_____ per Share

(1) Under SEC Rule 416, there will be a change in the amount of securities being issued to prevent dilution resulting from stock splits, stock dividends, or similar transaction.

Kanakaris Communications, Inc., a Nevada corporation (the "Company", "we", "our", "us"), is making this offering ("Offering") of up to 5,000,000 shares of our $0.001 par value common stock (the "Shares") at an offering price of $____ per Share on a "best efforts" basis under the terms of this Prospectus for the purpose of providing working capital for us.

The Shares offered in this Offering are highly speculative and involve a high degree of risk to public investors and should be purchased only by persons who can afford to lose their entire investment. See "Risk Factors."

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------
                            Offering Price            Commission, Finders' Fees         Proceeds to the Us
                                                      And Allowances
-------------------------------------------------------------------------------------------------------------
Per Share                   $                         None                              $
-------------------------------------------------------------------------------------------------------------
Maximum                     $                         None                              $
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------

In working towards completion of this Prospectus, we may amend any information contained in this Prospectus. The registration statement relating to the securities has been filed with the Securities and Exchange Commission. The securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus is not an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State where such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

Subject to Completion, Dated ________________, 1999

THE SHARES ARE OFFERED BY THE COMPANY AND WE RESERVE THE RIGHT TO REJECT ANY PURCHASE FOR ANY REASON.

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OR OPEN OFFER TO BUY INTO SECURITIES IN A STATE IN WHICH IT IS UNLAWFUL TO MAKE AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE UNDER THIS PROSPECTUS SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION CONTAINED HEREIN SUBSEQUENT TO THE DATE THEREOF. HOWEVER, IF A MATERIAL CHANGE OCCURS, THIS PROSPECTUS WILL BE AMENDED OR SUPPLEMENTED ACCORDINGLY FOR ALL EXISTING SHAREHOLDERS, AND FOR ALL PROSPECTIVE INVESTORS WHO HAVE NOT YET BEEN ACCEPTED AS SHAREHOLDERS.

THIS PROSPECTUS DOES NOT INTENTIONALLY OMIT ANY MATERIAL FACT OR CONTAIN ANY UNTRUE STATEMENT OF MATERIAL FACT. NO PERSON OR ENTITY HAS BEEN AUTHORIZED BY THE US TO GIVE ANY INFORMATION OR MAKE A REPRESENTATION, WARRANTY, COVENANT, OR AGREEMENT WHICH IS NOT EXPRESSLY PROVIDED FOR OR CONTAINED IN THIS PROSPECTUS; IF GIVEN OR MADE, SUCH INFORMATION, REPRESENTATION, WARRANTY, COVENANT, OR AGREEMENT MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED.

ALL OFFEREES AND SUBSCRIBERS WILL HAVE AN OPPORTUNITY TO MEET WITH OUR REPRESENTATIVES TO VERIFY ANY OF THE INFORMATION INCLUDED HEREIN AND TO OBTAIN ADDITIONAL INFORMATION. COPIES OF ALL DOCUMENTS, CONTRACTS, FINANCIAL STATEMENTS AND OTHER COMPANY RECORDS WILL BE MADE AVAILABLE FOR INSPECTION AT ANY SUCH MEETING OR DURING NORMAL BUSINESS HOURS UPON REQUEST TO US.

ALL OFFEREES AND SUBSCRIBERS WILL BE ASKED TO ACKNOWLEDGE IN WRITING THAT THEY HAVE READ THIS PROSPECTUS CAREFULLY AND THOROUGHLY, AND UNDERSTOOD THE CONTENTS THEREOF, THEY WERE GIVEN THE OPPORTUNITY TO OBTAIN ADDITIONAL INFORMATION; AND THEY DID SO TO THEIR SATISFACTION.

WE HAVE THE RIGHT, IN OUR SOLE DISCRETION, TO ACCEPT OR REJECT SUBSCRIPTIONS
IF WE

OR OUR COUNSEL DETERMINES AN INVESTOR TO BE UNSUITABLE FOR THE PURCHASE OF THE SHARES.

(1) A maximum of 5,000,000 shares may be sold on a delayed basis under Rule 415 under the Securities Act of 1933, as amended, pursuant to the conversion of certain debentures into our common stock. The offering will remain open until the maturity date of the debentures on [date of maturity].

(2) No commissions will be paid from the sale of the Shares on this delayed basis.

(3) The Net Proceeds which will be paid to us from this Offering is calculated before deducting the payment of certain expenses of this offering. See "Use of Proceeds."


                                 TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
PROSPECTUS SUMMARY......................................................      6
RISK FACTORS............................................................      8
HOW WE INTEND TO USE THE PROCEEDS OF THIS OFFERING......................     17
OUR MANAGEMENT DETERMINED OUR OFFERING PRICE ARBITRARILY................     18
DILUTION................................................................     19
OUR PLAN FOR DISTRIBUTING THE STOCK.....................................     20
LEGAL PROCEEDINGS.......................................................     21
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS............     23
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT..........     25
DESCRIPTION OF SECURITIES...............................................     26
INTEREST OF NAMED EXPERTS AND COUNSEL...................................     29
DISCLOSURE OF SECURITIES AND EXCHANGE COMMISSION POSITION
  ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES.....................     29
ORGANIZATION WITHIN LAST FIVE YEARS.....................................     30
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS.............................................     31
DESCRIPTION OF THE BUSINESS.............................................     33
DESCRIPTION OF PROPERTY.................................................     37
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..........................     37
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS................     37
EXECUTIVE COMPENSATION..................................................     38
FINANCIAL STATEMENTS....................................................     39
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
  AND FINANCIAL DISCLOSURE..............................................     79


                               PROSPECTUS SUMMARY

This is a brief summary of the information and Financial Statements (and their Notes) in this Prospectus. We encourage you to read the entire Prospectus before you decide whether and how much to invest in our Shares.

THE COMPANY

We market and provide downloadable media through the Internet. Our services include the design and hosting of Web sites, proprietary Web sites, Internet content and commerce. We also have a division named Desience which manufacturers and sells computer command centers and which had been operating for over two decades as a closely held corporation prior to the time we acquired it. Our Internet services include the design and hosting of Web shows, corporate web sites, digital book publishing, themed content commerce sites, downloadable music Web sites and online advertising. Our Command center solutions from our Desience division include the design, manufacture and installation of ergonomic solutions for the utilization of computers and peripherals in governmental agency and Fortune 500 company environments.

BACKGROUND

Our history includes a series of acquisitions. Our predecessor, Internetworks, Inc. ("KIW"), was incorporated in the State of Delaware on February 25, 1997. On October 10, 1997, KIW entered an agreement to purchase all of the common stock of the Desience Corporation in exchange for a royalty to the owners of Desience. The royalty payable to the prior owners of Desience is based upon a percentage of gross sales. As of the effective date of the acquisition, Desience became a wholly-owned subsidiary of KIW.

On November 25, 1997, KIW finalized an acquisition agreement with Big Tex Enterprises, Inc. ("Big Tex"), by which all stock of KIW was transferred to Big Tex in exchange for stock of Big Tex. Big Tex was incorporated in Nevada on November 1, 1991, but had been an inactive company for a considerable period of time before the KIW acquisition. KIW, along with its Desience subsidiary, became wholly-owned subsidiary corporations of Big Tex upon the exchange of stock, at which time the name "Big Tex Enterprises, Inc." was changed to Kanakaris Communications, Inc. Kanakaris Communications, Inc. (the "Company" "we" "our" "us") is the surviving entity after the acquisition. Aside from our Desience division, we have only recently been operating as an entity. The Company's common stock is traded on the OTC Bulletin Board under the symbol "KKRS."

SELECTED FINANCIAL DATA

     The following financial information summarizes the more complete historical financial information at the end of this Prospectus. Our independent public accountants have audited it. You should read the information below along with all other financial information and analysis in this Prospectus. Please don't assume that the results below indicate results which we will achieve in the future.


                      FISCAL YEAR END                    INTERIM PERIOD ENDING
                      SEP. 30, 1997    SEP. 30, 1998     MAR. 31, 1999
                      --------------   -------------     ---------------------
Statement of
Operations Data:

Net Sales                  $8,475           $919,905          $356,199
Gross Profit               $8,475           $438,556          $153,357
Operating Expenses       $282,818         $1,094,760          $569,373
Income (Loss) from
Operations              ($274,343)         ($656,204)        ($416,016)
Earnings (Loss)
Per Common Share         ($0.0961)          ($0.0449)         ($0.0201)

Balance Sheet Data:

Current Assets            $98,099           $194,812          $311,437
Total Assets             $309,763           $787,970          $866,498
Current Liabiities        $18,773           $606,796          $712,695
Long-Term Debt                -             $20,753              -
Total Stockholder's
Equity                   $290,990          $160,421            153,803


                                  RISK FACTORS

AN INVESTMENT IN OUR SHARES INVOLVES A HIGH DEGREE OF RISK. THE SHARES SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. THEREFORE, PRIOR TO PURCHASE, YOUR SHOULD CONSIDER VERY CAREFULLY THE FOLLOWING RISK FACTORS AMONG OTHER THINGS, AS WELL AS ALL OTHER INFORMATION SET FORTH IN THIS PROSPECTUS.

THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS. THESES STATEMENTS RELATE TO FUTURE EVENTS OR FUTURE FINANCIAL PERFORMANCE. IN SOME CASES, YOU CAN IDENTIFY FORWARD-LOOKING STATEMENTS BY TERMINOLOGY SUCH AS "MAY", "WILL," "SHOULD", "PREDICTS," "PREIDCTS," "POTENTIAL", OR "CONTINUE" OR THE NEGATIVE OF SUCH PREDICTIONS. IN EVALUATING THESE STATEMENTS, YOU SHOULD SPECIFICALLY CONSIDER VARIOUS FACTORS, INCLUDING THE RISKS OUTLINED BELOW. THESE FACTORS MAY CAUSE OUR ACTUAL RESULTS TO DIFFER MATERIALLY FROM ANY FORWARD-LOOKING STATEMENT. SEE "SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS."

THE OFFERING PRICE OF OUR SHARES WAS DETERMINED ARBITRARILY

The offering price of our Shares bears no relation to our book value, assets or earnings and was calculated in accordance with SEC Rule 457(g)(3). We cannot assure that the Shares will maintain a market value that is similar to the offering price. See "Determination of Offering Price."

OUR BOARD OF DIRECTORS DETERMINED OUR OFFERING PRICE

Our Board of Directors is responsible for the valuation of our investments and assisting us in selecting viable prospects and clients for our corporate portfolio. There are a wide range of values which are reasonable for an investment or in the selection of potential claims for our services. The Board of Directors can adopt several methods for an accurate evaluation. Ultimately, the determination of fair value involves subjective judgment not capable of substantiation by auditing standards. Accordingly, in some instances, it may not be possible to substantiate by auditing standards the value of our investment. Our Board of Directors will serve as the valuation committee which is responsible for valuing each of our investments. In connection with any future distributions which we may make, the value of the securities received by investors as determined by the Board may not be the actual value that the investors would be able to obtain even if they sought to sell such securities immediately after a distribution. In addition, the value of the distribution may decrease or increase significantly subsequent to the distributee shareholders receipt thereof not withstanding the accuracy of the Board's evaluation.

THIS IS A SHELF OFFERING WHERE SOME OF THE SHARES ARE OFFERED ON A DELAYED BASIS TO A CERTAIN SHAREHOLDER

Our Management is directly offering the Shares to the public. A certain portion of the Shares are being offered on a delayed basis pursuant to certain conversion rights of debenture held by one of our creditors. This creditor is Alliance Equity, Inc. Alliance Equity, Inc. may decide to convert a portion of principal in the debenture into the offered Shares being registered in this Offering. We cannot assure that any or all of the Shares will be issued beyond those which have already been elected for conversion by Alliance Equity, Inc. No broker-dealer has been retained as an underwriter and no broker-dealer is under any obligation to purchase any of the Shares. In addition, our officers and directors, collectively, have limited experience in the offer and sale of securities. See "Plan of Distribution."

WE MAY BE UNABLE TO SELL ALL THE SHARES IN THIS OFFERING

We are attempting to sell a maximum of 5,000,000 Shares under this Offering. The sale of all the Shares would allow us to receive gross proceeds from this Offering of $___________ less offering costs. We cannot assure that the maximum proceeds from this offering will be received. As a result, we cannot assure that we will have sufficient funds to implement our proposed business strategy. Also, we may be forced to seek additional capital which may not be available on terms favorable or acceptable to us in the future. The funds received from Alliance Equity, Inc. through the debenture and converted from debt to equity by this offering have already been used for the purposes identified in the "Use of Proceeds" table. See "Use of Proceeds" and "Business."

WE MAY HAVE TO FIND ADDITIONAL CAPITAL

We may be forced to seek additional capital. Our ability to become competitive, achieve future growth and expand operations depends on our access to capital since we have yet to achieve profitable operations. We cannot assure that profitable operations will be attained in the near future, if at all. In addition, we will need to spend more money on our intended business strategies than the amount previously financed through the Convertible Debenture Agreement. To date, we have financed capital expenditures primarily through debt and equity placements and will continue to do so for the foreseeable future. To implement our growth strategy and meet capital needs, we plan to sell equity in the Company during each phase of our business plan and take loans in the future. The result will be further dilution to you and other investors. We cannot assure that cash will be available on terms acceptable to us, or at all. Our failure to obtain sufficient additional capital in the future could force us to slow our growth or delay capital expenditures, which could have a significant negative effect on our business, financial condition, results of operations or prospects. See "Business -- Growth Strategy."

OUR NEW INVESTORS IN THIS OFFERING WILL EXPERIENCE IMMEDIATE AND SUBSTANTIAL DILUTION

The offering price of the Shares is substantially higher than the book value per Share of our Common Stock. This Offering will result in immediate and substantial dilution for you and all those investors purchasing Shares at the Offering price. Accordingly, if you purchase our Shares under this Offering and assuming the maximum offering amount, you will immediately experience dilution of $_____ or __% in the pro forma net tangible book value per share from the price you pay for the Shares. See "Dilution".

WE HAVE A LIMITED OPERATING HISTORY AND ANTICIPATE LOSSES IN THE FUTURE

The predecessor entity to the Company was formed on November 1, 1991. However, the operational divisions of the Company were formed more recently and accordingly, have a very limited operating history. To date, the Company as a whole generated only minimal revenues or sales. In addition, our revenue model is evolving and relies substantially upon the successful implementation of its Internet business strategy. Our business must be considered in light of the risks, expenses and problems frequently encountered by companies in their early stages of development, particularly companies in highly competitive markets such as Internet business and furniture design and installation. There can be no assurance that we will be successful in addressing these risks, and any failure to do so could have a material adverse effect on our business, results of operations and financial condition. We anticipate that we will incur net losses for the foreseeable future. We expect operating expenses to increase significantly, especially in the areas of sales and marketing. As a result, we will need to generate increased quarterly net revenue if profitability is to be achieved. We believe that period-to-period comparisons of our operating results will not be meaningful and that the results for any period should not be relied upon as an indication of future performance. To the extent that net revenue does not grow at rates we forecasted or that increases in our operating expenses come earlier than expected, results of operations and financial condition will be materially and adversely affected. We cannot assure that our operating losses will not increase in the future or that we will ever achieve or sustain profitability.

WE MAY NOT HAVE ENOUGH CAPITAL FROM THIS OFFERING TO CONTINUE OPERATIONS

Our Management believes that additional funds will be necessary for continued operations and that the proceeds from the sale of the securities may not be enough to last a significant period of time. In such event, we will be required to seek additional debt and/or equity financing. We may not be able to raise or obtain the additional capital or may have to do so on terms unfavorable to us or to you or other new investors. If less than the maximum number of Shares is purchased in this Offering, our business opportunities will be limited. Accordingly, we would be forced to rely on operating results to provide it with the necessary cash flow to meet its financial commitments, or we may be required to seek additional capital. See "Use of Proceeds".

OUR BUSINESS IS SPECULATIVE

The commercial success of Internet startup companies and furniture design and installation companies are often dependent on factors beyond our control, including but not limited to technological advancement, consumer trends and the general economy. Although we intend to fully assemble the management team necessary to facilitate cost effective operations, neither the managers nor other employees have been assembled as of the date of this Prospectus. We may experience substantial cost overruns and may not have sufficient capital to successfully complete any of our projects. Competent partners or joint venture partners may not be available to assist us in the financing and marketing efforts for the projects, if required. We may also incur uninsured losses for liabilities that arise in the ordinary course of business which are unforeseen. There is no assurance that you will not lose your entire investment in the Shares. See "Business."

WE OPERATE OUR BUSINESS IN A COMPETITIVE FIELD

The Internet and furniture design industries are extremely competitive and can be significantly affected by many factors, including changes in local, regional or national economic conditions, changes in consumer preferences, brand name recognition and marketing and the development of new and competing technologies. We expect that existing businesses that compete with us and which have greater resources than us will be able to implement more extensive marketing campaigns and adopt more aggressive advertising sales policies.

In addition, we may experience substantial competition in our efforts to locate clients. Many of our competitors have greater experience, resources and managerial capabilities than us and are in a better position to obtain access to attract business prospects. The market is currently dominated by large companies and many smaller companies. It is anticipated that many other large companies which market or produce entertainment products such as films, music CD's or tapes and books will enter the market in the future. Consequently, we may encounter initial and continued resistance which could challenge and slow our progress.

INTELLECTUAL PROPERTY PROTECTION

We believe that certain of our website and product content and information is proprietary and we intend to protect that which is not already protected, under copyright, trademark, and trade secret laws as well as through contractual restrictions on disclosure, copying and distribution to the extent possible.

CONFLICTS OF INTEREST MAY EXIST

Our officers and directors are and may in the future be associated with other firms involved in a range of business activities. Due to these affiliations, there are potential inherent conflicts of interest in their acting as our directors and officers. Conflicts of interest and non-arms-length transactions may arise in the future in the event our officers or directors are involved in the management of any firm with which we transact business. However, officers and directors will be required to enter into non-competition agreements to be in effect while they serve and for a period of 12 months thereafter.

WE MAY BE UNABLE TO MANAGE OUR GROWTH

Our ability to attract and maintain management will depend on many factors, including competition and the overall labor market. The industries in which we operate are subject to extreme competition for employees. We may be unable to attract or retain management personnel necessary to operate the business or to facilitate its further growth.

OUR OFFICERS AND DIRECTORS CONTROL OUR POLICIES

Our officers will be able to elect our Directors in the future and with certain other votes from key shareholders can carry the vote required for authorization of important transactions and events because of their substantial holding of our Shares and voting power. As a result, the officers will be able to solely control our management, policies and business operations. See "Principal Shareholders."

RISKS ASSOCIATED WITH FORWARD-LOOKING STATEMENTS

This Prospectus contains certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") and we intend that any forward-looking statements fit within the safe harbors for such statements under such sections. Our forward-looking statements include the plans and objectives of management for future operations, including plans and objectives relating to our planned national marketing campaign and future economic performance. The forward-looking statements and associated risks in this Prospectus include or relate to: (i) our ability to maintain market share in its current operating markets, (ii) our ability to integrate acquisitions, (iii) our ability to develop product identification, (iv) our ability to make additional acquisitions on advantageous terms and (v) our ability to find sufficient capital for our future operations.

The forward-looking statements are based on current expectations that involve risks and uncertainties. These forward-looking statements are based on assumptions that there will be no significant competitive changes in conditions that would negatively effect our business, and that there will be no material adverse change in our operations or business or in governmental regulations affecting us or our suppliers. Our assumptions are based on may factors including future economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Even though we believe that these assumptions are reasonable, any such assumption could be inaccurate and therefore we cannot assure that the results contemplated in forward-looking statements will be realized. In addition, as disclosed elsewhere in the "Risk Factors" section of this Prospectus, there are a number of other risks inherent in our business and operations which could cause our operating results to vary markedly and adversely from prior results or the results contemplated by the forward-looking statements. Growth in absolute and relative amounts of cost of goods sold and selling, general and administrative expenses or the occurrence of extraordinary events could cause actual results to vary materially from the results contemplated by the forward-looking statements. Management decisions, including budgeting, are subjective in many respects and periodic revisions must be made to reflect actual conditions and business developments, the impact of which may cause us to alter marketing, capital investment and other expenditures, which may also negatively affect our results of operations. Because we cannot predict the accuracy of the forward-looking information included in this Prospectus, you should not rely on this information as fact.

OUR STOCK SALES MAY BE LIMITED BECAUSE OF PENNY STOCK RULES

Our Common Stock is subject to Rule 15g-9 under the Exchange Act of 1934, which imposes sales practice requirements on any broker-dealers who wants sell our Common Stock, including requirements pertaining to the suitability of the investment for the purchaser and delivery of specific disclosure materials and monthly statements. This rule may limit the ability of broker-dealers to sell our securities and may adversely affect your ability to sell any of the Shares in the secondary market, if one is created.

These "penny stock" restrictions will not apply to our securities if they become listed on the NASDAQ SmallCap Market and have certain price and volume information provided on a current and continuing basis or meet certain minimum net tangible assets or average revenue criteria. We have not yet applied for listing of our Shares on the NASDAQ SmallCap Market and because of this we will be subject to the penny stock sales restrictions in the event that a broker-dealer wants sell our securities. We cannot assure that our securities will qualify for exemption from these restrictions.

WE RELY HEAVILY ON LICENSE AGREEMENTS GRANTED BY LARGE COMPANIES

Our products and services are based in part on proprietary rights to software which is licensed to us by larger companies. Our loss of any of these licenses would require major programming efforts in order to develop replacement software and would have a material adverse affect on us.

THE SECURITIES AND EXCHANGE COMMISSION INVESTIGATED US AND WE SETTLED THE INVESTIGATION BY AGREEING TO DO CERTAIN THINGS

The Company, Alex Kanakaris, CEO of the Company, and David Valenti, a sales manager for us and a former Director, have signed consent decrees with the United States Securities and Exchange Commission without admitting or denying guilt to violations cited in the decrees and have agreed to pay administrative fines totaling $50,000.00. We have cooperated fully with the SEC's informal investigation. Under the consent decree order, we and the above-referenced individuals have agreed to desist from violating federal securities laws in connection with the offer, purchase or sale of securities. The consent decree and order may adversely effect our ability to raise additional working capital through future registered or exempt offerings of our securities.

THE PRICE OF THE SHARES MAY BE DIFFERENT FROM THE MARKET PRICE OF THE COMMON
STOCK

The Shares have been offered by us to certain individuals at a significantly lower price than the current Offering price in recent financing transactions. Shares of our Common Stock were issued in connection with such financing. In addition, our Shares currently trade on the NASDAQ OTC Bulletin Board at prices that may currently exceed the Offering price contemplated herein.

OUR PRIOR OFFERINGS MAY HAVE EXPOSED US TO LIABILITY

In past offerings, we have issued unregistered securities to certain individuals based on exemptions from registration under federal and state laws. Although we believe that all such transactions were made in compliance with applicable laws, there is a risk that such transactions may have violated Section 5 of the Securities Act or similar state laws. If a violation occurred, the investors in the prior financing transactions may be entitled to rescission rights and various other remedies. In the event that any of the purchasers involved in the financing want their money back, we could be liable for up to the total amount of funds obtained the prior offerings plus penalties and interest. Such liability, if imposed, could have a material adverse impact on our financial condition.

WE LACK A HISTORY OF OPERATIONS AND EXPERIENCE

We have no significant revenues from our Internet operations and no other significant assets. As a result, we cannot assure that we will generate revenues in the future and we cannot assure that we will operate at a profitable level at any time in the foreseeable future.

WE ARE EXTREMELY DEPENDENT ON THE INTERNET INDUSTRY

Our business is influenced by the rate of use and expansion of the Internet and computer industry. Declines in the industry may negatively impact our ability to generate revenues.

OUR SUCCESS DEPENDS ON THE SUCCESS OF MANAGEMENT

Any potential investor is strongly cautioned that the purchase of the Shares should be evaluated on the basis of: (i) the limited diversification of the venture capital opportunities afforded to us, (ii) the high risk nature and limited liquidity of the Company, and (iii) our ability to utilize funds for the successful development and distribution of revenues as derived by the revenues received by our yet undeveloped portfolio of clients, and any new potentially profitable ventures, among other things. We cannot assure that any particular client and/or property under a management contract will become successful. Nor can we be sure that Management will be successful in getting new clientele.

OUR PRODUCTS AND SERVICES ARE NOT DIVERSIFIED

Because we are a small business, it is unlikely that we will be able to acquire major accounts until we have a proven track record, and we may not be able to achieve the same level of diversification as larger companies in this type of business.

WE HAVE NOT PAID DIVIDENDS ON OUR COMMON STOCK

The Board of Directors does not anticipate paying cash dividends on the Common Stock for the foreseeable future and intends to retain any future earnings to finance our growth. Payment of dividends, if any, will depend, among other factors, on our earnings, capital requirements and the general operating and financial conditions as well as legal limitations on the payment of dividends out of paid-in capital. (See "Dividends")

THE INVESTMENT IN THE SHARES IS RISKY AND YOU COULD LOSE ALL OF YOUR MONEY

The Shares offered hereby are highly speculative and involve a high degree of risk and should not be purchased by any person who cannot afford the loss of his entire investment. Our Common Stock has been extremely volatile and may continue to be so. A purchase of our stock in this Offering would be "unsuitable" for a person who cannot afford to lose his entire investment.

WE ARE NOT YET A REPORTING COMPANY UNDER THE SECURITIES EXCHANGE ACT OF 1934

We are not currently subject to the reporting requirements of the Securities Exchange Act of 1934 (the "Exchange Act"). After this Offering, we will be required to file with the Securities and Exchange Commission, quarterly and annual reports on forms 10-QSB and 10-KSB in accordance with the provisions of the Exchange Act and will be subject to the regulations promulgated by the Securities and Exchange Commission pursuant to the Exchange Act.

WE HAVE A LIMITED PUBLIC MARKET FOR OUR STOCK

Our Common Stock trades on the NASDAQ OTC Bulletin Board under the symbol "KKRS." Prior to the Offering, there has been a limited public market for the Common Stock being offered. We cannot predict that an active trading market will be sustained or that you will be able to resell the Shares at prices equal to or greater than the Offering price which you paid for the Shares. The market price of the Common Stock has been extremely volatile and may be significantly affected by factors such as announcements by us or our competitors, as well as variations in our results of operations and market conditions in the industries in general. The market price may also be affected by movements in prices of stock in general. As a result of these factors, purchasers of the Shares in this Offering may not be able to sell the Shares quickly or at all.

THE COMMON STOCK DOES NOT CARRY CUMULATIVE VOTING

Holders of the Common Stock are not entitled to accumulate their votes for the election of directors or otherwise. Accordingly, the holders of a majority of the shares present at a meeting of shareholders will be able to elect all of our directors, and the minority shareholders will not be able to elect a representative to our board of directors.

OUR ISSUED CLASS A CONVERTIBLE PREFERRED STOCK HAS SPECIAL VOTING RIGHTS AND IS ENTIRELY HELD BY OUR CEO, ALEX KANAKARIS

We have authorized and issued a total of 1,000,000 shares of Class A Convertible Preferred shares ("Preferred Shares") to our CEO Alex Kanakaris. Each of the Preferred Shares will carry twenty (20) non-cumulative votes per share subject to ratification by a majority of shareholders. Majority shareholder ratification will be forthcoming. As a result of his holding the Preferred Shares and his holding of certain Common Stock shares, Mr. Kanakaris along with certain of our other key employees and board members controls our decisions and the majority vote required for most significant transactions and events under Nevada law. See "Management and Control", "Description of Securities: Description of Class A Convertible Preferred Stock".

WE MAY NOT BE ABLE TO REGISTER CERTAIN DOMAIN NAMES AND WE MAY HAVE A CONFLICT WITH THE USE OF CERTAIN SYMBOLS

We currently hold the Internet domain name "kanakaris.com". Our symbol for trading on the Bulletin Board is now "KKRS". Our symbol before using KKRS was KANA. On Wednesday, July 28, 1999, we changed our trading symbol to KKRS because NASDAQ informed us that another entity had already reserved the name for trading on the NASDAQ SmallCap market and as such took precedence over our use of the name on the Bulletin Board. We may not again be able to use the symbol "KANA". We may also have further difficulty with the use or application of the symbol KKRS.

On June 7, 1999 we received a letter from Teknon Corporation alleging that they held a trademark on the mark "Netbooks." We have used the name Netbooks since January of 1998. We are currently determining whether to resolve the issue with Tecknon Corporation's counsel and pay a royalty for the use of the name or cease from further use of the name. We may not be able to use the mark or name "Netbooks" in the future.

OUR WEBSITE OPERATIONS ARE CURRENTLY BEING DEVELOPED

The success of our company depends mostly on the success of our Website. We are currently and continually updating and developing our Website. Some of the challenges to defining our site include completing development of downloadable content, cost effective ways to drive traffic to our site, attracting advertisers to our site, incorporating new technology to expand bandwidth on our site, reaching alliances with key companies to help us grow our site and traffic to the site, stabilizing the site from a maintenance perspective, and customer service on the site.

RISKS ASSOCIATED WITH THE WEBSITE

Our website is subject to the risk of severe competition from other companies like AOL, Netscape, Spinner, MP3, Amazon.com and others. We may also get competition from new large entrants to the downloadable market such as Warner Brothers, Disney, MGM, Paramount, Columbia, Simon and Schuster and others. We may not be able to compete successfully.

Our website is also self-hosted meaning that we actually maintain our servers ourselves. In case of electronic or natural disaster or overload our site may encounter a serious disruption of service which may negatively impact the price of our Shares. System failures or power or services outages may also negatively impact the ability to use our site and therefore effect our Share price.

YEAR 2000 COMPLIANCE

The Year 2000 issue is the result of computer programs written using year identifiers, consisting or two digits, rather than four. Use of two digits to identify years may cause certain systems to recognize a date using "00" as the year 1900 rather than the year 2000. This may result in the failure or miscalculation in businesses so as to cause disruption in the flow of business. We have not verified that the companies with which we do business are year 2000 compliant. We also have not determined the year 2000 issue

THIS LIST OF RISK FACTORS MAY NOT BE COMPREHENSIVE. EACH PROSPECTIVE INVESTOR IS CAUTIONED AND ADVISED TO MAKE HIS OWN INQUIRIES AND ANALYSIS WITH RESPECT TO OUR CURRENT AND FUTURE BUSINESS PLANS.

               HOW WE INTEND TO USE THE PROCEEDS OF THIS OFFERING

         We will use the proceeds from the sale of up to 3,000,000 Shares offered to provide working capital for the Company and other costs associated with the Offering. Not all of the proceeds from the Offering will be received by the Company, as the selling shareholder of the Convertible Debenture will be able to sell up to an additional 2,000,000 Shares in this Offering. The Company has already or will receive the proceeds from the Convertible Debenture and upon conversion, our debt obligation will be reduced by the amount of principal converted into the Shares of the Company.

         The following table shows how we intend to use of proceeds from this
Offering:

         USE OF PROCEEDS                      PERCENT

         Legal Fees                              5%
         Accounting Fees                         5%
         Working Capital/General overhead       35%
         Technology                             10%
         Marketing                              10%
         Product/Content Procurement            10%
         Acquisitions                           15%
         Research and Development                5%
         Design                                  5%
                                              -------
                  Total                        100.00%


         We anticipate spending the funds from the Offering for the purposes indicated above. If our expenditures are less than projected, we will retain the difference and use it for general working capital purposes or allocated according to the discretion of the Board of Directors. Conversely, if our expenditures are more than the amounts anticipated above, we will be required to draw from other sources such as revenues from operations and additional financing activities such as private offerings of debt and equity. We will deposit the net proceeds of this Offering that are not expended immediately may be deposited in interest or non-interest bearing accounts, or invested in government obligations, certificates of deposit, commercial paper, money market mutual funds, or similar investments. Some of the proceeds have already been received by the Company as principal loaned under the terms of the Convertible Debenture. To the extent that we have already received funds under the Convertible Debenture Agreement, they have or will be used for the working capital requirements of the Company and will be reflected on the Company's books as proceeds from equity sales by the Company rather than outstanding debt obligations. To the extent that the conversion of debt into Shares of the Company is less than the full amount convertible under the terms of the Convertible Debenture Agreement, the resulting proceeds to be allocated to equity sales by the Company will not occur and the debt obligations of the Company will be retained. Therefore, any proceeds allocated or to be used for general working capital purposes which would have resulted from conversion of the underlying debt into equity in the Company will be allocated to servicing the Company's debt obligation according to the discretion of the Board of Directors. Conversely, to the extent that such debt related expenditures require the utilization of funds in excess of the amounts anticipated, supplemental amounts may be drawn from other sources, including, but not limited to, general working capital and/or external financing. The net proceeds of this offering that are not expended immediately may be deposited in interest or non-interest bearing accounts, or invested in government obligations, certificates of deposit, commercial paper, money market mutual funds, or similar investments.

            OUR MANAGEMENT DETERMINED OUR OFFERING PRICE ARBITRARILY

The offering price is not based upon our net worth, total asset value, or any other objective measure of value based upon accounting measurements. The offering price was determined under Rule 457(g) of the Securities Act of 1933, which states that where the securities to be offered pursuant to warrants or other rights to purchase such securities the registration fee is to be calculated upon the basis of the price at which the warrants or rights or securities subject thereto are to be offered to the public. If such offering price cannot be determined at the time of filing the registration statement, the registration fee is to be calculated upon the basis of the highest of the following: (1) the price at which the warrants or rights may be exercised, if known at the time of filing the registration statement; (2) the offering price of securities of the same class included in the registration statement; or (3) the price of securities of the same class, as determined in accordance with paragraph (c) of that Rule. Accordingly, the Shares are converted at the price of $0.60 per share pursuant to the terms of the Convertible Debenture Agreement which is the offering price for purposes of calculating the registration fee and the offering price in this Prospectus.

This registration statement is filed in accordance with Rule 415 of the Securities Act of 1933. The Offering is expected to begin immediately after the effectiveness of the registration statement and to be completed within two years. During that time, this prospectus may be modified to reflect a change in, among other material items, the offering price of the Shares, to reflect changed market conditions.

                                    DILUTION

Net tangible book value is the amount that results from subtracting the total liabilities and intangible assets of an entity from its total assets. Dilution is the difference between the public offering price of a security and its net tangible book value per Share immediately after the Offering, giving effect to the receipt of net proceeds in the Offering. As of March 31, 1999 (the date of the last interim financial period for which audited financial statements were prepared for us, our net tangible book value was $153,803 or $0.0067 per Share. Taking into consideration our issuance of all offered Shares at the public offering price of $___ per share, our pro forma net tangible book value would be $_____, or $______ per Share, which would represent an immediate increase of $0._____in net tangible book value per Share and $0.____ per Share dilution per share to new investors. Dilution of the book value of the Shares may result from future share offerings by us.

The following table illustrates the pro forma per Share dilution:

Assuming Maximum Shares Sold

Offering Price (1)

$---------

Net tangible book value per Share before Offering (2)

$0.0067

Net tangible book value per Share after Offering (3)

$-----------

Increase attributable to issue of stock to new investor (4)

$------------

Dilution to new investor (5)

$--------------

Percent Dilution to new investor (6,7)

----%


(1) Offering price before deduction of offering expenses, calculated on a Common Share Equivalent basis.

(2) The net tangible book value per share before the Offering is determined by dividing the number of Shares outstanding prior to this Offering into our net tangible book value.

(3) The net tangible book value after the Offering is determined by adding the net tangible book value before the Offering to the estimated proceeds to us from the current Offering (assuming all the Shares are issued), and dividing by the number of common shares to be outstanding. The net tangible book value per share after the offering is determined by dividing the number of Shares that will be outstanding, assuming issue of all the Shares offered, after the offering into the net tangible book value after the offering as determined in note 3 above.

(4) The increase attributable to purchase of stock by new investors is derived by taking the net tangible book value per share after the offering and subtracting from it the net tangible book value per share before the offering.

(6) The dilution to new investors is determined by subtracting the net tangible book value per share after the offering from the offering price of the Shares in this offering, which gives a dilution value.

(7) The Percent Dilution to new investors is determined by dividing the Dilution to new investors by the offering price per Share.

                       OUR PLAN FOR DISTRIBUTING THE STOCK

         In this Offering, we will issue up to 5,000,000 Shares of common stock, par value $0.001 per Share, to the public pursuant to this SB-2 Registration Statement. Of this total number of Shares, we will be offering and will issue up to a maximum of 3,000,000 Shares of our common stock in a "best efforts" offering undertaken by the Company's officers and directors. Additionally, a selling shareholder will sell up to a maximum of 2,000,000 Shares of the Company's common stock in accordance with a Registration Rights Provision which is incorporated into a Convertible Debenture Agreement which is more fully explained below. Because this Offering is being made on a "best efforts" basis, we cannot assure that all or any of the Shares offered will be issued by the Company.

         The gross proceeds to the Company represented by the 3,000,000 Shares being sold by the Company under this offering will be approximately $_________, if all of the Shares are sold by the Company. We will not receive any of the proceeds from the Shares being sold by the Selling Shareholder except that proceeds from the Convertible Debenture already received or to be received by the Company will be converted from a debt obligation into an equity interest in the Company. We will not pay commissions or other fees, directly or indirectly, to any person or firm in connection with solicitation of sales of the shares unless we enter into a written placement agent agreement or underwriting agreement with a member NASD broker-dealer. We will modify the public offering price of the Shares, from time to time, by amendment to this Prospectus, in accordance with changes in the market price of the Company's common stock. We are offering these securities subject to prior issue and to approval of certain legal matters by counsel.

         Previously, the Company issued a ten percent (10%) convertible debenture to a single investor. The principal amount of the Convertible Debenture is convertible into Shares of the Company's common stock, $0.001 par value, upon the terms and subject to the conditions set forth in the note. In addition, a Registration Rights Provision is included in the Convertible Debenture Agreement and is included as an exhibit to this Form SB-2. The Registration Rights Provision requires the Company to prepare and file with the Securities and Exchange Commission a Registration Statement on Form SB-2, covering a sufficient number of Shares to cover the principal amount of the Debenture which is convertible into the common stock of the Company at $0.60 per Share, up to a maximum of 2,000,000 Shares. Proceeds to the Company from the Debenture, assuming that the principal amount is fully funded by the Selling Shareholder, would be $1,200,000, without taking into account interest or other expenses.

         This Registration Statement covers a minimum of 2,000,000 Shares of the Company's Common Stock which represents the Selling Shareholder's Shares. In addition, the Registration Statement shall state that, in accordance with the Securities Act, it also covers an indeterminate number of additional shares of Common Stock necessary to prevent dilution resulting from stock splits, or stock dividends. If at any time the number of shares of Common Stock into which the Debenture may be converted exceeds the aggregate number of shares of Common Stock then registered, the Company shall, within thirty (30) business days after receipt of written notice from any Investor, either (i) amend the Registration Statement filed by the Company pursuant to the preceding sentence, if such Registration Statement has not been declared effective by the SEC at that time, to register all shares of Common Stock into which the Debenture may be converted, or (ii) if such Registration Statement has been declared effective by the SEC at that time, file with the SEC an additional Registration Statement on Form SB-2 or any other applicable registration statement, to register the shares of Common Stock into which the Debenture may be converted that exceed the aggregate number of shares of Common Stock already registered.

YOU WILL HAVE AN OPPORTUNITY TO MAKE INQUIRIES

We will make available, prior to any issue of the Shares, the opportunity to ask questions and receive answers from the Company concerning any aspect of the investment and to obtain any additional information contained in this Prospectus, to the extent that the Company possesses such information or can acquire it without unreasonable effort or expense.

                                LEGAL PROCEEDINGS

THE SECURITIES AND EXCHANGE COMMISSION INVESTIGATION AND CONSENT DECREE

The Securities and Exchange Commission filed a Complaint (SEC V. KANAKARIS COMMUNICATIONS, INC., ET AL. - Civil Action No. CV-S-99-0967-JBR-LRL) on August 2, 1999 seeking permanent injunctions against and civil penalties from us, Alex Kanakaris and other individuals based on certain alleged violations of the Securities Act of 1933, the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder.

The Company, Alex Kanakaris, and David Valenti, a Sales Manager for the Company and a former Director, have signed consent decrees with the Securities and Exchange Commission without admitting or denying any guilt involving violations cited in the decrees and have agreed to pay certain administrative fines. We and the aforementioned individuals have cooperated fully with the SEC. Pursuant to the terms of the consent decree order, we and the aforementioned individuals have agreed not to take actions which would violate federal securities laws in connection with the offer, purchase or sale of securities.

NETBOOKS - ALLEGED TRADEMARK INFRINGEMENT

We have received a demand from Tecknon Corporation to stop using the name "Netbooks" in connection with our business and Website. Such demand to cease and desist or stop our use of the term "Netbooks" is in effect until we either pay a royalty granting us licensing rights for current and continued usage or otherwise resolve the disputed claim. Tecknon Corporation claims that they were first in time in receiving a trademark from the United States Patent and Trademark Office for the name "Netbooks." We intend to continue discussions with counsel for the entity with alleged trademark rights in order to resolve this issue short of litigation.

ROBERT ADAMS - CLAIM FOR STOCK OPTIONS

We have received correspondence from counsel representing Mr. Robert Adams indicating that Mr. Adams alleges he is entitled to certain stock options of which seventy-five percent (75%) of the option price is already deemed paid in exchange for services rendered. Such allegations are based on an alleged agreement between us and Mr. Adams. Mr. Adams is attempting to exercise such options for the purchase of a certain number of shares Adams claims he is entitled to pursuant to his agreement. We intend to analyze Mr. Adams' claims and pursue resolution of this situation. To date, there have been minimal actions taken by Adams' counsel and no litigation is pending.

MICHAEL HORN - THREAT OF BREACH OF CONTRACT

We have received correspondence from counsel representing Mr. Michael Horn claiming that he is entitled to monies owed to him and that we have breached certain provisions of an agreement between us and Mr. Horn. We have responded in written communications as well as discussions with Horn's counsel indicating our counterclaims involving alleged actions by Horn which may or may not represent material breaches of an agreement between us and Horn. We are working towards resolution of this situation and no threatened arbitration or litigation is currently pending.

SHAWN HACKMAN, ESQ. LITIGATION

On August 5, 1999, we filed a Complaint in the Los Angeles Superior Court - West District (KANAKARIS COMMUNICATIONS, INC. V. SHAWN F. HACKMAN, AND DOES 1 THROUGH 20 - Case No. _____) against Mr. Shawn Hackman, Esq. as an individual along with 20 Doe (unnamed) Defendants claiming damages for breach of contract, conversion, fraud and deceit and negligence. This Complaint arises out of the alleged transfer of certain funds without our authorization to an unknown entity by named and possible unnamed defendants. We intend to vigorously pursue this action until its resolution either through a jury trial or by fashioning an appropriate settlement agreement.

FUTURE LITIGATION INVOLVING THE COMPANY

From time to time, we may be involved in litigation matters relating to claims arising out of the ordinary course of business. If a court or jury rules against us and the ruling is ultimately sustained on appeal and damages are awarded that include punitive damages, such ruling could have a material and adverse effect on our business, results of our operations and overall financial condition.

        DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

The names, ages, and respective positions of our directors, officers, and significant employees are given below. There are no other persons which can be classified as a promoter or controlling person of the Company.

Alex Kanakaris  CEO and President

Mr. Kanakaris creates the business vision of Kanakaris Communications, Inc. and leads all aspects of its development, including strategic alliances and invention of proprietary Internet business concepts and technologies. Mr. Kanakaris is an Internet pioneer who has been interviewed about his vision for the Internet on television, radio and on the World Wide Web. Mr. Kanakaris was editor-in-chief of such publications as Video Swapper, Video Entertainment, New Talent Streetscene and L.A.>POP. He was involved in marketing for a large consumer electronics company and the world's largest costume jewelry company. He became a stockbroker for Dean Witter to enhance his business knowledge in preparation for leading a public company. Mr. Kanakaris created innovative Web sites including www.cyberpop.com and www.NetBooks.com, and has been an early user of streaming audio and video technology. Among his other achievements at Kanakaris Communications have been the delivery of the first full-length motion picture over the Internet with no download time, in December 1995 (in conjunction with XING Technology) and the acquisition of the Desience Corporation. Mr. Kanakaris is the host of World Web Watch, a program focusing on Internet issues, and has interviewed such executives as Dick Brass, Vice President, Technology, Microsoft Corporation.

Branch Lotspeich, Director and Vice Chairman of the Board

Branch Lotspeich is the President of the Kanakaris Desience division, designers and providers of command and control environments for Internet and intranet applications. Mr. Lotspeich directs the Kanakaris Desience relationship with such clients as NASA, where Mr. Lotspeich has overseen the design and implementation of Desience's OPCON Module System for the Goddard Space Flight Center. Mr. Lotspeich has worked directly with AT&T, IBM, IRS, Ford Motor Co. and other clients to develop data and networking centers. He is the top advisor to the CEO on major Internet technology issues and is involved in all aspects of the Corporation's managerial development. Mr. Lotspeich worked as an independent consultant in telecommunications acquiring accounts including Proctor & Gamble and Cincinnati Bell Telephone. His work encompassed site design, broadband communications, world-wide group project communications, and telephony. For 10 years Mr. Lotspeich was the manager of the Medical
Media Center at the University of Cincinnati. He designed and oversaw the building of the first Medical Media Center in Hangchou, China. Mr. Lotspeich has an expertise in computer programming, including Internet applications of HTML, CGI and Java. For 6 years, he served as an appointment of the mayor of Cincinnati to the Citizens Cable Regulatory Board. Mr. Lotspeich is a Summa
Cum Laude graduate of the University of Cincinnati, Bachelor of Fine Arts in Television Broadcasting.

John McKay, Director and Webmaster

John McKay has been a Webmaster since 1995 and has worked both full-time and as a consultant to CEO Alex Kanakaris since 1994. Mr. McKay has a background in Advertising, Marketing, and Graphics. He has held such positions as advertising manager for Kelly-Moore Paint Co. and Sales Promotion Manager for ORA Electronics/Alliance Corporation, an international consumer electronics company. He has extensive experience in developing marketing and corporate identity programs, advertising campaigns, and creating an online presence for corporations. He is a graduate of San Francisco State University with a Bachelor of Science in Marketing.

David Shomaker, Acting Chief Financial Officer

David Shomaker is a partner of Haynie & Company, Certified Public Accountants, based in Orange County, California and Salt Lake City, Utah. His management consulting services include forecasts and projections, as well as business valuations. He is a specialist in financial statement reporting, including audit, review and compilation services, as well as agreed-upon procedures reports. His areas of emphasis include management, manufacturing, and finance. Mr. Shomaker is qualified to perform peer review and quality review services on behalf of both the American Institute of Certified Public Accountants and the California Society of CPAs as a team captain. He has been Certified by the Association of Certified Fraud Examiners and the National Association of Certified Valuation Analysts as an Examiner and Analyst in their respective fields. He is a member of: American Institute of Certified Public Accountants, California Society of Certified Public Accountants, Utah Association of Certified Public Accountants, Construction Financial Management Association and other organizations. Mr. Shomaker is a Graduate in Accounting, Brigham Young University, Provo, Utah.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this Prospectus, the outstanding Shares of our common stock which were owned of record or beneficially by each person who owned of record, or was known by us to own beneficially, more than 5% of our Common Stock, and the name and share holdings of each officer and director and all officers and directors as a group.

Title of Class:   Common Stock

Name of Beneficial Owner:  Alex F. Kanakaris  -  CEO, Director

Amount and Nature of Beneficial Owner:      1,173,381

Percent of Class before Offering:   5.1%


Title of Class:   Preferred Stock

Name of Beneficial Owner:  Alex F. Kanakaris  -  CEO, Director

Amount and Nature of Beneficial Owner:      1,000,000

Percent of Class before Offering:   100%


Title of Class:   Common Stock

Name of Beneficial Owner: Branch Lotspeich - President Desience Division,
Director

Amount and Nature of Beneficial Owner:      1,323,381

Percent of Class before Offering:   5.75%

                            DESCRIPTION OF SECURITIES

Shares Outstanding:

Before the Offering Total Shares

22,996,972 Shares

After the Offering Total Shares

27,996,972 Shares (1)

(1) This total is based on the holder of the Convertible Debenture converting a sum of the principal amount of the debenture into 5,000,000 Shares, which is the maximum number of shares that can be offered pursuant to this SB-2 Registration Statement at a price of $___ per Share. The Shares outstanding after the Offering will vary depending on the amount of principal converted into Shares of our Common Stock under the Convertible Debenture Agreement.

                           DESCRIPTION OF COMMON STOCK

Our authorized capital stock consists of 100,000,000 Shares of Common Stock, $.001 par value per share and 5,000,000 shares of Preferred. The holders of Common Stock (i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors; (ii) are entitled to share ratably in all of our assets available for distribution or winding up of our affairs; (iii) do not have preemptive subscription or conversion rights and there are no redemption or sinking fund applicable thereto; and (iv) are entitled to one non-cumulative vote per share, on all matters which shareholders may vote on at all meetings of shareholders. As of the date of this prospectus, we had 22,996,972 Shares of Common Stock outstanding.

Non-Cumulative Voting

The holders of our Shares of Common Stock of the do not have cumulative voting rights which means that the holders of more than 50% of such outstanding Shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining Shares will not be able to elect any of our directors.

Dividends

We do not currently intend to pay cash dividends. Our proposed dividend policy is to make distributions of its revenues to its stockholders when our Board of Directors deems such distributions appropriate. Because we do not intend to make cash distributions during the first fiscal year, potential shareholders would need to sell their shares to realize a return on their investment. Because we are a start up company, there can be no assurances of the projected values of their shares, nor can there be any guarantees of our success.

A Distribution of revenues will be made only when, in the judgment of our Board of Directors, it is in our best interests and the interests of the stockholders to do so. The Board of Directors will review, among other things, the investment quality and marketability of the securities considered for distribution; the impact of a distribution of the investee's securities on its customers, joint venture associates, management contracts, other investors, financial institutions and the companies internal management; tax consequences and the market effects of an initial or broader distribution of such securities.

                                PREFERRED SHARES


We have authorized 5,000,000 Shares of Class A Convertible Preferred Stock of which 1,000,000 are issued and outstanding with a par value of $.01 per share. The Preferred Shares will carry twenty-to-one voting preference over the Common Stock subject to ratification by a majority of shareholders. Majority shareholder ratification will be forthcoming.

The shares of Preferred Stock shall have priority over all Common Stock as to both the payment of dividends and the distribution of all assets upon any liquidation, dissolution or winding up of our operations and is not entitled to preemptive rights.

In the event we are faced with liquidation, dissolution or winding up (which does not include any situation where we consolidate or merge with or into any other corporation), holders of the Class A Convertible Preferred Stock are entitled to receive $.10 in cash per share plus accumulated and unpaid dividends out of the assets available for distribution to holders of Common Stock or other junior ranking stock. If the amounts payable for the Class A Preferred Stock are not paid in full, the holders of the Class A Preferred Stock will share ratably in any distribution of assets in proportion to the full preferential amounts to which the shares are entitled.

We may redeem Class A Preferred Stock by giving 30 days' written notice, for $.50 per share. Preferred Stock shareholders will have the right to convert their Preferred Stock into Common Stock during this 30 day period.

Class A Preferred Stock shareholders also have the right to convert their Preferred Stock into Common Stock at a conversion rate of one (1) share of Preferred Stock for one (1) share of Common Stock. Any redeemed or converted shares will be restored to the status of authorized but unissued shares of Preferred Stock without designation as to class, and may be issued by us, but not as shares of Class A Preferred Stock

The Preferred Stock and the Common Stock issued due to a conversion from Preferred Stock, which bear a restrictive legend, generally may be sold in the public market, without registration, under the following conditions (i) the shares have been beneficially owned for at least one year; (ii) a person who is deemed to be an "affiliate" of ours may sell, in any three (3) month period, a number of shares that does not exceed the greater of 1% of the then outstanding shares of Common Stock or the average weekly trading volume in the over-the-counter market during the four calendar weeks preceding such sale; or
(iii) a person deemed to be a "non-affiliate" who has held the shares for at least two (2) years may sell their shares without regard to any volume limitation.

                             1999 STOCK OPTION PLAN


The purpose of our 1999 Stock Incentive Plan is to provide designated officers, employees and non-employee directors with equity-based compensation incentives. The Plan is administered by a Committee of "disinterested persons" (the "Committee"). The Plan allows directors, employees and non-employees an option to purchase Common Stock ("Stock Options") or receive Common Stock subject to certain restrictions ("Awards"). The maximum number of shares of Common Stock to be issued by the Plan is 2,750,000. There may be no Stock Options or Awards granted after December 31, 2008.

Provisions Relating to Stock Options

The purchase price (the "Exercise Price") of shares of Common Stock subject to each Stock Option ("Option Shares") shall equal the fair market value of such shares on the date of the grant of the Stock Option unless the Employee possesses more than 10% of the total combined voting power of all classes of our stock. In that case, the purchase price shall equal at least 110% of the fair market value. The Stock Option period (the "Term") shall start on the date of the grant of the Stock Option and shall be ten (10) years, unless a shorter period is determined by the Committee. If however, the Employee possesses more than 10% of the total combined voting power of all classes of our stock, then the Stock Option period shall not exceed five (5) years.

The Stock Option shall be exercisable only by an employee who remains in our employ. The Stock Option is exercisable for a period of ninety (90) days after employment is terminated unless the termination is due to the Employee's retirement, disability or death (if the Employee dies during the ninety (90) days, the Term is extended for a period of twelve (12) months). If employment is terminated due to retirement, disability or death, the Stock Option is exercisable for the full Term.

Each member of the Board of Director who is not an Employee (a "Non-Employee Director") shall automatically be granted a Stock Option to purchase 5,000 shares of Common Stock on each anniversary of such person's continuous service on the Board with a Term of ten (10) years starting on the date of the grant. If the Non-Employee Director is terminated due to fraud, embezzlement, misappropriation or conversion of assets or corporate opportunities, the unexercised Stock Options shall terminate on the date of the termination of the directorship. The Committee does not have the authority to grant Non-Employee Directors Awards, nor does the Committee have any discretion in granting Non-Employee Directors Options.

Provision Relating to Awards

Each Award under our Plan shall consist of a grant of shares of Common Stock subject to a restriction period which begins on the date the Award is granted and ends on a date determined by the Committee ("Restriction Period").

If an Employee's employment ends during the Restriction Period, the Award shares are immediately forfeited by the Employee and reacquired by the Company.

TRANSFER AGENT

We have hired Alpha Tech Stock Transfer, 4505 S. Wasatch Blvd., Suite 205, Salt Lake City, Utah 84121 to act as Transfer Agent and Registrar.

                       INTEREST OF NAMED EXPERTS AND COUNSEL

No named expert or counsel was hired on a contingent basis, will receive a direct or indirect interest in the Company, or was a promoter, underwriter, voting trustee, director, officer, or employee of the Company.

              DISCLOSURE OF SECURITIES AND EXCHANGE COMMISSION POSITION
                 ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

None of our directors will have personal liability to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in the Articles of Incorporation limiting such liability. The foregoing provisions shall not eliminate or limit the liability of a director (i) for any breach of the directors duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law, (iii) under applicable Sections of the Nevada Revised Statutes, (iv) the payment of dividends in violation of
Section 78.300 of the Nevada Revised Statutes or, (v) for any transaction from which the director derived an improper personal benefit.

Our Bylaws provide for indemnification of our directors, officers, and employees in most cases for any liability suffered by them or arising out of their activities as directors, officers, and employees if they were not engaged in willful misfeasance or malfeasance in the performance of his or her duties; provided that in the event of a settlement the indemnification will apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation. The Bylaws, therefore, limit the liability of directors to the maximum extent permitted by Nevada law (Section 78.751).

Our officers and directors are accountable to us as fiduciaries, which means they are required to exercise good faith and fairness in all dealings affecting us and our shareholders. In the event that a shareholder believes the officers and/or directors have violated their fiduciary duties to us, the shareholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the shareholders rights, including rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management. Shareholders who have suffered losses in connection with the purchase or sale of their interest in us related to that kind of sale or purchase, including the misapplication by any officer or director of the proceeds from the sale of these securities, may be able to recover such losses from us.

We will attempt to do the following:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the Act) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                       ORGANIZATION WITHIN LAST FIVE YEARS

         Our present business structure is the result of an acquisition agreement between a Nevada corporation, Big Tex Enterprises, Inc. ("Big Tex"), and a Delaware corporation, Kanakaris InternetWorks, Inc. ("KIW"). Big Tex was originally organized in November of 1991 and had been a non-operating company prior to the acquisition of KIW on November 25 1997. After the acquisition, we changed our name to Kanakaris Communications, Inc. Our common stock trades on the NASDAQ OTC Bulletin Board under the symbol "KKRS." We acquired all of the outstanding stock of Desience Corporation ("Desience"), a privately held computer workstation and furniture manufacturer in operation for over fifteen years.

         Since November of 1997 when the Company established its current organizational structure as a Nevada corporation with two wholly owned subsidiaries (Desience and KIW), we have been engaged in the development and operation of two primary business: (i) the manufacture and sale of custom computer command centers through our Desience division and (ii) development of Internet content and commerce sites focused on downloadable video, music and literary content through our Kanakaris InternetWorks division.

         We are focused on developing proprietary web sites and downloadable Internet content and anticipate that these components of our business will be a major portion of our Internet business. See "Management Discussion and Analysis of Financial Condition and Results of Operations."

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                          AND RESULTS OF OPERATIONS

Overview

         The following is a discussion of certain factors affecting our results for the two fiscal years ending September 30, 1998, and the interim financial period ending March 31, 1999, and our liquidity and capital resources. This discussion should be read along with our consolidated financial statements and their notes, which can be found beginning at page F-1 of this Prospectus. As a reminder, our fiscal year ends on the Saturday that falls closest to September 30. Unless otherwise stated, the years mentioned throughout this Prospectus are fiscal years.

Results of Operations

Comparison of 1997 and 1998

         Net Sales. Our net sales increased from $8,475 in 1997 to $919,905 in 1998, primarily as the result of the acquisition of our Desience division which manufactures and sells computer control centers. We believe that we benefited from this acquisition during the year but we cannot assure that this trend will continue or that the net sales increase will be repeated.

         Gross Profit. Our gross profit increased from $8,474 in 1997 to $438,556 in 1998, primarily as a result of the acquisition of our Desience division. We believe that we benefited from this acquisition during the year but we cannot assure that this trend will continue or that the net sales increase will be repeated.

         Operating Expenses. Our operating expenses increased from $282,818 in 1997 to $1,094,760 in 1998, largely as a result of the Desience acquisition and increased spending related to developing the InternetWorks division.

         Income from Operations. Our income from operations resulted in a net loss of $269,208 in 1997 which increased to a net loss of $647,729 in 1998. This increase in net loss was primarily the result of an increase in operating expenses which was not covered by increased revenues from operations. We will need to increase revenues from operations in order to attain profitability.

         Interest Expense. Our interest expenses have increased from 1997 to 1998, primarily as the result of our acquisition and utilization of a credit facility and the issuance of a convertible debenture. The may continue to rely upon its credit facilities which will continue to increase our interest expense as a whole and as a percentage of sales.

Liquidity and Capital Resources

Funds from Equity Placements

         Our primary source of cash has been from sales of equity securities to investors through private placement transactions. We also have available a working capital line with a commitment of $1.2 million, which is reduced to the extent that we draw down the line.

Debt Securities

         In addition to our sale of equity securities, we have issued a debt security in the form of a Convertible Debenture to a single investor. The proceeds from the Convertible Debenture will be up to $1,200,000, if the full funding is completed. The note is convertible into up to 2 million Shares of the Company's common stock which has registration rights pursuant to the terms of the Convertible Debenture Agreement.

Debt Risk

         The Company has a high level of debt. Although the net proceeds of this Offering will increase our stockholder's equity and reduce our indebtedness. If we cannot pay our debts on time or obtain acceptable alternative terms, there would be a material adverse effect to us and our shareholders. To understand the possible consequences of our debt level, see "Risk Factors - Risks Associated with Our Financial Condition."

Liquidity and Capital Resources

         Our primary source of cash is funds from equity sales by the Company, proceeds from the Company's line of credit with Alliance Equities and subsidiary operations from the Desience division. The Company's working capital line has a current commitment of $1.2 million, which is reduced to the extent that the facility is drawn upon. The Company has risks associated with its high level of debt in relation to its operating income and assets. See "Risk Factors." The Company intends to increase its net capital expenditures in the upcoming fiscal year.

                           DESCRIPTION OF THE BUSINESS

Our General Business Strategy

We operate within two major divisions, Kanakaris InternetWorks and Desience. Kanakaris InternetWorks division is dedicated to the Internet (design and hosting of Web sites, proprietary Web sites, Internet content and commerce) and Desience is dedicated to the installation of computer command center solutions. Internet service includes the design and hosting of Web show, corporate web sites, digital book publishing, themed content commerce sites, downloadable music Web sites and online advertising. Command center solutions include the design, manufacture and installation of ergonomic solutions for the utilization of computers and peripherals in governmental agency and Fortune 500 company environments.

The following is a more detailed description of our divisions.

Kanakaris InternetWorks Division ("Kanakaris")

Kanakaris is positioned to become "The Internet World Downloadable Leader." KKRS.Net is the portal to all propriety content and websites of Kanakaris Communications. We are currently focused on four (4) key areas of direct delivery of eCommerce content and we believe we possess unique technology combinations available for each.

Kanakaris believes it is the first company to allow a single digital content source - a book, a movie, or music in a way so that it can be replicated online as little or as many times as needed to fulfill orders. Kanakaris believes it has maintained proprietary secure technology for content that is directly delivered over the Internet. Kanakaris has established NetBooks.com as the leading example of online delivery of books and offers publishers a combination of features unavailable anywhere else: Secure online rental, secure online purchase, downloadable purchase and print-on-demand. See "Risk Factors" regarding the name "Netbooks". Kanakaris is developing proprietary secure downloadable movie technology through an alliance with GEO Interactive.

Kanakaris has identified several potential revenue sources pertaining to our Internet business which if developed properly could help us grow. These include direct over-the-Internet delivery of academic and professional books, trade books, online events, online research reports and corporate profiles, online music singles and albums, online movie sales and rental, and the sale of Internet lifestyle related low end, mid value, and high end items as well as online banner advertising on proprietary sites.

Online Books

The NetBooks.com portion of KKRS.Net is establishing itself as a leading web site offering secure online delivery of books with proprietary ION Technology. Book publishing in the United States has shown a steady increase over the past several years. As a result, the emerging on-line bookselling industry is expecting to grow from $630 million in 1998 to $3 billion in 2003, according to Forrester Research Inc., a Cambridge, Mass., research group.

Currently, online booksellers account for about three percent of the market for online books and this share is growing. There is an estimated 500 bookstore titles available electronically on the web today. Industry experts believe that as many as 50,000 titles will be available electronically in the next two years.

Kanakaris content is downloadable in real-time which means there is not a significant delay in the display of text or images. We believe that our site is secure to preserve the author's rights to ownership. We believe that Kanakaris is the only on-line Internet publisher that provides real-time secure fulfillment from one source file.

We have entered into an exclusive alliance with ION Systems for use of their secure on-line download technologies. Using this new, innovative software, we can rent or sell books on-line while allowing authors and publishers to retain control of their content. Kanakaris allows documents, books, and manuals to be sold for permanent access, rented by the hour, or pay per view according to the author's wishes. The text cannot be copied, printed, or extracted using optical character recognition software. The software prevents temporary Internet files from storing usable text. The software allows any book or document to be read page by page. The reader has total control over the size of the print-type with just the click of a mouse. None of these features require any special user software other than a JAVA-enabled browser.

There are many web sites today that allow you to download books. Because of our alliance with ION Systems, we believe we have an advantage.

The following is a summary of the sources from which we intend to generate revenue:

> Purchase the Download Version - The user purchases the download version thus enabling them to use the document for off-line reading in unlimited sessions for an unlimited amount of time. The copyright will state that they cannot duplicate the book.

> Purchase Access - The user purchases the online book. This gives them a password enabling them to read the online version for five years for any number of sessions.

> Per Minute Access - The user can rent the online book on a per hour basis. If the publisher has opted to apply a percentage of the online rental fees towards the purchase price, then the user earns credits towards purchase of that book as a permanent online access or download format. Eventually credits can be applied to the print version as well.

Our exclusive Partner Program is a unique method of title acquisition among Internet publishers. The program allows qualified publishers to post books online free of charge and receive revenue share. The program is available to publishers, agents, packagers or other persons or organizations who have the copyright to book titles. Qualified Partners will be able to post books online for free and receive multiple new revenue streams. The program is available to publishers, agents, packagers or other persons or entities who have the copyright to multiple book titles.

A value-added feature of the Kanakaris system is real time secure fulfillment of orders from customers. When an order for a print copy is submitted, the purchaser is given immediate access to the online version while the book is shipped. The online protection of the author's intellectual property and the enhanced reading format differentiates Kanakaris from any other Internet distributor.

Online Movies

We feature online Movies Of The Week featuring no download time and no plug-in required. To do so, we use proprietary technology with a security feature developed for Kanakaris by GEO Interactive. Kanakaris has amassed a catalog of film titles for online distribution. Kanakaris plans to offer pay-per-view movies as well as sell advertising to its website.

Online Music

Cyberpop will be the KKRS.Net downloadable music site offering a combination of 24-hour Internet radio exposure to artists combined with direct online sale of songs and albums in a choice of the leading Internet delivery technologies.

Online Shopping/Entertainment

ILSN, the Internet LifeStyle Network, will be the first entertainment/shopping channel on the Internet. It will be fully integrated with our downloadable book, music and movie Web sites.

Desience Division

We seek to revitalize and grow our Desience division. Our OPCON Module System, a proprietary modular data control console system for high-end computer command centers has been utilized by clients such as NASA, the Federal Bureau of Investigation, the U.S. Navy, Bank of America, Mitsubishi, Pacfic Bell and other Fortune 500 companies and governmental agencies. We seek to increase its independent sales force, update its promotional materials, and update and expand its product line.

The division began business in 1972 designing and manufacturing trading desks for the burgeoning investment industry. By 1984 Desience clients requested similar equipment "enclosures" for their expanding computer centers.

Working with IBM, Desience developed the OPCON modular system for enclosing and organizing the equipment and cabling associated with data and network control centers. OPCON was built to exacting standards using steel and aluminum construction for strength, durability and fire retardency. The first large OPCON installation occurred in 1985, an installation of over 75 modules at du Pont de Nemours in Wilmington, Delaware.

Desience has been marketing and selling the OPCON modular system to corporate and government mainframe computer users since the early 1980's when mainframe computer use was growing dramatically. While 90% of Desience's sales have been in the United States, the 1990's have seen increased business from South America including multiple orders from Venezuela and Mexico. Desience has also sold and installed OPCON in Canada, Barbados, Bermuda, St. Lucia, Kuwait, and Guam. Desience assists the client in the planning process by making site visits, taking lists of requirements, then providing customers with blueprint floor plans of OPCON layouts, elevated views of suggested equipment layouts and perspective presentation drawings. Additionally, Desience oversees manufacturing of product and oversees the installation processes.

In 1999, Desience announced plans to develop a "personal" module system, tentatively titled Opcon 2000, to provide a single computer work station for home or office. This product will represent the first consumer product offering in the our history. It will be marketed over the internet and consumer retail distribution will be pursued.

Currently there exists five manufacturers compete in the marketplace for modular system solutions. They are divided between "wood-type" products and metal products. Most competitors offer somewhat similar services (installation, warranties, customer service). Deciding factors such as price, service, features, etc. vary according to the requirements of the customer.

THE OFFERING

Our Shares will be offered as a shelf registration under Securities Act Rule 415 at $0.__ per Share. See "Plan of Distribution." The purchaser of our convertible debenture will be permitted to convert the debenture into common stock covered by this Prospectus. See "Plan of Distribution." If all the Shares offered are transferred under the debenture this will represent the net proceeds from sale of the debenture of a maximum of $______________ less certain costs associated with this Offering. See "Use of Proceeds." The proceeds, to the extent they have already been received by us, have been utilized as working capital for us.

LIQUIDITY OF INVESTMENT

Although the Shares registered pursuant to this SB-2 registration statement will be unrestricted and our common stock currently trades on the NASDAQ OTC Bulletin Board, the Shares available for public resale is limited. Therefore, an investor may not be able to easily sell or transfer the Shares. Investors should be able to bear the risk of the investment in the Shares for an indefinite period of time. See "Risk Factors."

                            DESCRIPTION OF PROPERTY

We own no real property and leases the office space used as our principal offices.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

(a)  Market Information.

Our Shares are traded in the over-the-counter market and the range of closing bid prices shown below is as reported by the OTC Bulletin Board. The quotations shown reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

         Quarterly Stock Prices

The following are the closing prices on our stock on the last day of each quarter for the last year (June 1998 - June 1999):



June 30, 1998              $0.53

September 30, 1998         $0.0625

December 31, 1998          $0.18

March 31, 1999             $2.0625

June 30, 1999              $1.1875


During this time period the closing price of our stock has fluctuated from the following approximate minimum to maximum range: $0.04 to $3.00.

 (b)  Dividends

We have not previously declared or paid a cash dividend to stockholders.
The Board of Directors presently intends to retain any earnings to finance our operations and does not expect to authorize cash dividends in the foreseeable future. Any payment of cash dividends in the future will depend upon our earnings, capital requirements and other factors.

                            EXECUTIVE COMPENSATION

(a) Mr. Kanakaris, as our Chief Executive Officer, shall receive $105,000 per year, plus normal perks and benefits such as insurance, sick leave, paid vacation days, etc. Mr. Lotspeich, as President of the Desience Division and Technology, shall receive $105,000 per year, plus normal perks and benefits such as insurance, sick leave, paid vacation days, etc. John McKay, Director and Web Master shall receive $80,000 per year, plus normal perks and benefits such as insurance, sick leave, paid vacation days, etc.

(b) There are no annuity, pension or retirement benefits proposed to be paid to officers, directors, or employees of the corporation in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the corporation or any of its subsidiaries.

(c) Our Management has implemented a stock option plan dated January 1999 in order to compensate existing management and employees as well as to help recruit qualified personnel in the highly competitive internet industry within which we compete.

See plan as per Barnett

FINANCIAL STATEMENTS


                         KANAKARIS COMMUNICATIONS, INC.
                                 AND SUBSIDIARY
                        CONSOLIDATED FINANCIAL STATEMENTS
                              AS OF MARCH 31, 1999

                  KANAKARIS COMMUNICATIONS, INC. AND SUBSIDIARY
                                    CONTENTS

  PAGE       1  -  ACCOUNTANTS' REVIEW REPORT

  PAGES 2 -  3  -  CONSOLIDATED BALANCE SHEET AS
                   OF MARCH 31, 1999

  PAGE       4  -  CONSOLIDATED STATEMENT OF CHANGES IN
                   STOCKHOLDERS' EQUITY FOR THE SIX MONTHS
                   ENDED MARCH 31, 1999

  PAGE       5  -  CONSOLIDATED STATEMENT OF OPERATIONS
                   FOR THE SIX MONTHS ENDED MARCH 31, 1999

  PAGES 6 -  7  -  CONSOLIDATED STATEMENT OF CASH FLOWS
                   FOR THE SIX MONTHS ENDED MARCH 31, 1999

  PAGES 8 - 19  -  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   AS OF MARCH 31, 1999

                           ACCOUNTANTS' REVIEW REPORT



To the Board of Directors of:
 Kanakaris Communications, Inc.

We have reviewed the accompanying consolidated balance sheet of Kanakaris Communications, Inc. and Subsidiary as of March 31, 1999 and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the six months ended March 31, 1999 in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of management of Kanakaris Communications, Inc. and Subsidiary.

A review consists principally of inquiries of company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express any such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with generally accepted accounting principles.


                                         WEINBERG & COMPANY, P.A.


Boca Raton, Florida
June 30, 1999

                  KANAKARIS COMMUNICATIONS, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 1999


                                     ASSETS

CURRENT ASSETS
 Cash                                             $  102,795
 Accounts receivable                                 122,737
 Inventory                                             5,493
 Advances to suppliers                                15,418
 Current maturities of notes
  receivable-shareholders and
  related parties                                     36,280
 Interest receivable                                  22,091
 Prepaid expenses and other current assets             6,623
                                                  ----------
   Total Current Assets                              311,437
                                                  ----------
PROPERTY AND EQUIPMENT
 Furniture and equipment                              23,037
 Less: Accumulated depreciation                       (9,229)
                                                  ----------
   Total Property and Equipment                       13,808
                                                  ----------

OTHER ASSETS
 Notes receivable - shareholders and
  related parties - non-current                      210,753
 Organization costs - net                              1,750
 Security deposits                                       700
 Goodwill - net of amortization                      328,050
                                                  ----------
   Total Other Assets                                541,253
                                                  ----------

TOTAL ASSETS                                      $  866,498
                                                  ----------
                                                  ----------

                 See accompanying notes to financial statements.

                  KANAKARIS COMMUNICATIONS, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 1999


                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
 Accounts payable and accrued expenses            $  525,812
 Notes payable                                        22,474
 Due to former shareholder of subsidiary              44,176
 Royalties payable                                    29,028
 Customer deposits                                    91,205
                                                  ----------
   Total Liabilities                                 712,695
                                                  ----------
STOCKHOLDERS' EQUITY
 Preferred stock, $0.01 par value;
  5,000,000 shares authorized;
  1,000,000 issued and outstanding                    10,000
 Common stock, $0.001 par value;
  100,000,000 shares authorized;
  22,996,972 issued and outstanding                   22,997
 Common shares to be issued,
  1,340,140                                            1,340
 Additional paid-in capital                        1,657,691
 Accumulated deficit                              (1,335,045)
 Less subscriptions receivable
  (1,260,000 shares, common)                          (1,260)
                                                  ----------
Total paid-in capital and
 retained earnings                                   355,723
 Less cost of treasury stock
  (99,024 shares, common)                           (201,920)
                                                  ----------

 TOTAL STOCKHOLDERS' EQUITY                          153,803
                                                  ----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY        $  866,498
                                                  ----------
                                                  ----------

                 See accompanying notes to financial statements.

                            KANAKARIS COMMUNICATIONS, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                               FOR THE SIX MONTHS ENDED MARCH 31, 1999



                                                       COMMON STOCK                        ADDITIONAL
                                   COMMON STOCK        TO BE ISSUED      PREFERRED STOCK     PAID-IN     ACCUMULATED
                                 SHARES     AMOUNT    SHARES   AMOUNT   SHARES     AMOUNT    CAPITAL       DEFICIT
                               ----------  -------- --------- -------- ---------  --------  ----------  ------------
BALANCE, SEPTEMBER 30, 1998    19,179,636  $19,179  1,340,140  $1,340  1,000,000   $10,000  $1,250,019  $  (916,937)

Stock Issued For:
 Consulting fees                  150,000      150       -       -          -         -          -            -
 Advertising services             100,000      100       -       -          -         -          -            -
 504 offering                   3,367,336    3,368       -       -          -         -        407,672        -
 Legal services                   200,000      200       -       -          -         -          -            -

Net loss for the six
 months ended March 31, 1999         -        -          -       -          -         -          -         (418,108)
                               ----------  -------  ---------  ------  ---------   -------  ----------  -----------
BALANCE, MARCH 31, 1999        22,996,972  $22,997  1,340,140  $1,340  1,000,000   $10,000  $1,657,691  $(1,335,045)
                               ----------  -------  ---------  ------  ---------   -------  ----------  -----------
                               ----------  -------  ---------  ------  ---------   -------  ----------  -----------

                                 TREASURY      STOCK
                                  STOCK    SUBSCRIPTIONS
                                  AMOUNT     RECEIVABLE     TOTAL
                                ---------  -------------  ---------
BALANCE, SEPTEMBER 30, 1998     $(201,920)    $(1,260)     160,421

Stock Issued For:
 Consulting fees                   -             -            150
 Advertising services              -             -            100
 504 offering                      -             -        411,040
 Legal services                    -             -            200

Net loss for the six
 months ended March 31, 1999       -             -       (418,108)
                                ---------     -------   ---------
BALANCE, MARCH 31, 1999         $(201,920)    $(1,260)  $ 153,803
                                ---------     -------   ---------
                                ---------     -------   ---------

                 See accompanying notes to financial statements.

                  KANAKARIS COMMUNICATIONS, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED MARCH 31, 1999

NET SALES                                         $  356,199

COST OF SALES                                        202,842
                                                  ----------
GROSS PROFIT                                         153,357
                                                  ----------
OPERATING EXPENSES
 Executive compensation                               50,750
 Salaries                                             22,704
 Payroll taxes and employee benefits                   6,998
 Consulting fees                                     229,602
 Professional fees                                    83,200
 Investment costs                                     44,872
 Office supplies and expense                          24,526
 Telephone and utilities                              20,184
 Subcontractor costs                                  17,660
 Depreciation and amortization                        15,461
 Rent                                                 14,196
 Travel and entertainment                             11,886
 Other expenses                                        8,502
 Royalties                                             8,275
 Repairs and maintenance                               4,734
 Equipment rental and expense                          2,268
 Insurance                                             2,013
 Bank charges                                          1,328
 Taxes - other                                           214
                                                  ----------

    TOTAL OPERATING EXPENSES                         569,373

LOSS BEFORE INTEREST AND OTHER INCOME               (416,016)
                                                  ----------

OTHER INCOME (EXPENSE)
 Interest expense - net                               (2,092)
 Settlement agreement - attorney,
 net of allowance                                       -
                                                  ----------

    TOTAL OTHER (EXPENSE)                             (2,092)

NET LOSS                                          $ (418,108)
                                                  ----------
                                                  ----------

NET LOSS PER COMMON SHARE                         $   (.0201)
                                                  ----------
                                                  ----------

WEIGHTED AVERAGE COMMON
 SHARES OUTSTANDING                               20,805,333
                                                  ----------
                                                  ----------

                 See accompanying notes to financial statements.

                  KANAKARIS COMMUNICATIONS, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                     FOR THE SIX MONTHS ENDED MARCH 31, 1999

CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss                                         $ (418,108)
 Adjustments to reconcile net loss
  to net cash used in
  operating activities:
  Amortization of goodwill                            12,117
  Depreciation and amortization                        3,344
  Consulting, legal and advertising fees
   incurred in exchange for common stock                 450
  Changes in assets and liabilities
   (Increase) decrease in:
    Accounts receivable                               (4,264)
    Inventory                                          4,629
    Prepaid expenses and other current assets         (6,623)
    Advances to suppliers                             (7,579)
    Interest receivable                               (5,408)
   Increase (decrease) in:
    Accounts payable and accrued expenses             33,408
    Due to former shareholder of subsidiary           13,239
    Customer deposits                                 61,778
                                                  ----------

   Net cash used in operating activities            (313,017)
                                                  ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchase of property and equipment                     (406)
 Decrease in notes receivable -
  shareholders and related parties                     2,288
                                                  ----------
   Net cash provided by in investing activities        1,882
                                                  ----------

                 See accompanying notes to financial statements.

                  KANAKARIS COMMUNICATIONS, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                     FOR THE SIX MONTHS ENDED MARCH 31, 1999

CASH FLOWS FROM FINANCING ACTIVITIES:
 Payment of notes payable                         $   (2,526)
 Proceeds from sale of common stock                    3,369
 Proceeds from additional paid in capital            407,672
                                                  ----------
   Net cash provided by financing
    activities                                       408,515
                                                  ----------
INCREASE IN CASH AND
  CASH EQUIVALENTS                                    97,380

CASH AND CASH EQUIVALENTS -
 BEGINNING OF PERIOD                                   5,415
                                                  ----------
CASH AND CASH EQUIVALENTS -
 END OF PERIOD                                    $  102,795
                                                  ----------
                                                  ----------


SUPPLEMENTAL INFORMATION:
 Interest Paid                                    $    5,000
                                                  ----------

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

During the six months ended March 31, 1999 the Company issued 450,000 shares of common stock for consulting, legal and advertising services.

                 See accompanying notes to financial statements.

                  KANAKARIS COMMUNICATIONS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              AS OF MARCH 31, 1999

NOTE  1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          (A) BUSINESS ORGANIZATION AND ACTIVITY

           Kanakaris Communications, Inc. (Formerly Kanakaris Internetworks, Inc.) (the "Company") was incorporated in the State of Delaware on February 25, 1997. The Company develops and supplies internet products, on line products and online commerce.

          (B) BUSINESS COMBINATIONS

          On October 10, 1997 (the "Acquisition Date"), the Company consummated a Stock Purchase Agreement (the "Purchase Agreement") with the shareholder (the "Seller") of Desience Corporation ("Desience") to purchase 10,000 common shares representing 100% of its issued and outstanding common stock in exchange for a 4% royalty on the gross sales (after collection) of Desience subsequent to the Acquisition Date, to be paid monthly for as long as Desience remains in business or its products are sold. In addition, the Seller shall receive five percent of funds which are to be allocated to Desience arising from the Company's next securities offering as a non-refundable advance on the royalty. The Company will hold harmless the Seller from any claims, causes of action, costs, expenses, liabilities and prior shareholder advances. Immediately following the exchange, Desience became a wholly owned subsidiary of the Company. Desience designs and installs specialized business furniture for a variety of industries.

          On November 25, 1997, the Company and its shareholders (the ("Shareholders") consummated an acquisition agreement with Big Tex Enterprises, Inc. ("Big Tex"), a public shell, whereby the shareholders sold all of their preferred and common stock, which represented 100% of the Company's issued and outstanding capital stock, to Big Tex in exchange for 7,000,000 shares (6,000,000 common, 1,000,000 preferred) of Big Tex's restricted stock, representing 66.67% of the issued and outstanding common stock and 100% of the issued and outstanding preferred stock of Big Tex, aggregating 75% of the total voting rights (the "Exchange"). Big Tex was founded in 1991 for the purpose of lawful business or enterprise, but had been inactive since 1991. Immediately following the exchange, all shares of Kanakaris Internetworks, Inc. were canceled and Kanakaris Internetworks, Inc. was merged into Big Tex at which time the Company changed its name to Kanakaris Communications, Inc.

                  KANAKARIS COMMUNICATIONS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              AS OF MARCH 31, 1999


NOTE  1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

          (C) PRINCIPLES OF CONSOLIDATION

          The accompanying consolidated financial statements include the accounts of the Company and Desience, a wholly owned subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.

          (D) USE OF ESTIMATES

          The accompanying financial statements have been prepared in accordance with generally accepted accounting principles. The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

          (E) CASH AND CASH EQUIVALENTS

          For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

          (F) PROPERTY AND EQUIPMENT

          Property and equipment are stated at cost and depreciated using the declining balance method over the estimated economic useful life of 5 to 7 years. Maintenance and repairs are charged to expense as incurred. Major improvements are capitalized. Depreciation expense for the six months ended March 31, 1999 was $3,045.

                  KANAKARIS COMMUNICATIONS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              AS OF MARCH 31, 1999


NOTE  1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

          (G) INVENTORIES

          Inventories consisting of parts, finished goods, and collectibles are recorded at the lower of cost or market, cost being determined using the first-in, first-out method.

          (H) ORGANIZATION COSTS

          Organization costs, which are included in other assets, are being amortized over 60 months on a straight line basis. Amortization expense for the six months ended March 31, 1999 was $300.

          (I) GOODWILL

          Goodwill arising from the acquisition of Desience, as discussed in
          Note 1 (B) - Business Combinations, is being amortized on a straight-line basis over 15 years. Amortization expense for the six months ended March 31, 1999 was $11,676.

          (J) INCOME TAXES

          The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS
          109). SFAS 109 is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. In estimating future tax consequences, SFAS 109 generally considers all expected future events other than enactments of changes in the tax law or rates. Any available deferred tax assets arising from net operating loss carryforwards, which approximate $1,300,000, have been offset by a deferred tax valuation allowance on the entire amount.

          (K) EARNINGS PER SHARE

          Earnings per share are computed using the weighted average of common shares outstanding as defined by Financial Accounting Standards No. 128, "Earnings per Share".

                  KANAKARIS COMMUNICATIONS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              AS OF MARCH 31, 1999


NOTE  1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

          (L) CONCENTRATION OF CREDIT RISK

          The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk or cash and cash equivalents.

          (M) NEW ACCOUNTING PRONOUNCEMENTS

          The Financial Accounting Standards Board has recently issued several new accounting pronouncements. Statement No. 130, "Reporting Comprehensive Income" establishes standards for reporting and display of comprehensive income and its components, and is effective for fiscal years beginning after December 15, 1997. Statement No. 131, "Disclosures about Segments of an Enterprise and Related Information" establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders. It also establishes standards for related disclosures about products and services, geographic areas, and major customers, and is effective for financial statements for periods beginning after December 15, 1997. Statement No. 132, "Employers' Disclosures About Pensions and Other Postretirement Benefits" revises employers' disclosure requirements about pension and other postretirement benefit plans and is effective for fiscal years beginning after December 15, 1997. Statement No 133, "Accounting for Derivative Instruments and Hedging Activities" establishes accounting and reporting standards for derivative instruments and related contracts and hedging activities. This statement is effective for all fiscal quarters and fiscal years beginning after June 15, 1999. The Company believes that its future adoption of these pronouncements will not have a material effect on the Company's financial position or results of operations.

                  KANAKARIS COMMUNICATIONS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              AS OF MARCH 31, 1999


NOTE  2 - NOTES RECEIVABLE - SHAREHOLDERS AND RELATED PARTIES

The following is a summary of notes receivable at March 31, 1999:

Notes receivable - Shareholder, unsecured. Interest at
 6.625% is payable beginning June 30, 1998 when all accrued
 interest will be due, then annually on each subsequent
 June 30. Principal payments are due beginning December 31,
 1998 when one-fifth of the outstanding amount is due.
 Subsequent payments are due one-fifth each December 31
 until February 26, 2002 when all outstanding principal and
 interest is due.                                                    $  56,320

Notes receivable - Shareholder, unsecured. Interest at
 6.625% is payable beginning June 30, 1998 when all accrued
 interest will be due, then annually on each subsequent June 30.
 Principal payments are due beginning December 31, 1998 when one-fifth of the outstanding amount is due. Subsequent payments are due one-fifth each December 31 until February 26, 2002 when
 all outstanding principal and interest is due.                         49,920

Notes receivable - Related Party, unsecured. Interest at
 6.625% is payable beginning June 30, 1998 when all accrued
 interest will be due, then annually on each subsequent June 30.
 Principal payments are due beginning December 31, 1998 when one-fifth of the outstanding amount is due. Subsequent payments are due one-fifth each December 31 until February 26, 2002 when
 all outstanding principal and interest is due.                         23,198

                  KANAKARIS COMMUNICATIONS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              AS OF MARCH 31, 1999


NOTE 2 - NOTES RECEIVABLE - SHAREHOLDERS AND RELATED PARTIES - CONTINUED

Notes receivable - Related Party, unsecured. Interest at
 6.625% is payable beginning June 30, 1998 when all accrued
 interest will be due, then annually on each subsequent June 30.
 Principal payments are due beginning December 31, 1998 when one-fifth of the outstanding amount is due. Subsequent payments are due one-fifth each December 31 until February 26, 2002 when
 all outstanding principal and interest is due.                         15,680

Note receivable - Shareholder, unsecured. Interest at 8%,
 principal and interest is payable in five annual installments of
 $38,250 beginning September 30, 1998. The note was prepaid through
 a portion of the year 2000                                            101,915
                                                                     ---------

 Total Notes Receivable                                                247,033

Less: Current maturities                                                36,280
                                                                     ---------
TOTAL NOTES RECEIVABLE - LESS CURRENT
  MATURITIES                                                         $ 210,753
                                                                     ---------
                                                                     ---------

The aggregate amount of notes receivable maturing in each of the three years subsequent to March 31, 1999 is as follows:

     For the year ending March 31, 2000            $  36,280
                                   2001               74,530
                                   2002              136,223
                                                   ---------
                                                   $ 247,033
                                                   ---------
                                                   ---------

NOTE 3 - NOTE RECEIVABLE

         As a result of certain actions by its former securities attorney, which led, among other things, to the Company's recognition of a bad debt in the prior year of $300,000, the Company entered into a settlement agreement with the former attorney and received a $250,000 non-interest bearing promissory note dated February 3, 1999. The note is payable in monthly installments of $20,833 commencing February 15, 1999. The note is currently in default and the Company has recorded a bad debt allowance on the entire amount of the note as of March 31, 1999.

                  KANAKARIS COMMUNICATIONS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              AS OF MARCH 31, 1999


NOTE 3 - NOTE RECEIVABLE - CONTINUED

         The Company is negotiating with its former attorney relating to a further financial settlement concerning the actions of the attorney and others.

         Should the Company's efforts to informally resolve these matters prove to be unsuccessful, the Company intends to vigorously pursue its claims, and has had preliminary discussions with new legal counsel relating to the matter.

NOTE 4 - NOTE PAYABLE

         The Company has a note payable, in the original amount of $25,000 dated June 25, 1998. Interest accrues at 5% per month which is due and payable on the retirement of the loan. The balance as of March 31, 1999 is $22,474. The note was satisfied on May 26, 1999 in exchange for the issuance of common stock.

NOTE 5 - PREFERRED STOCK

         The Company has authorized the issuance of 5,000,000 shares of preferred stock. The 1,000,000 shares of preferred stock issued in connection with the Big Tex business combination discussed in Note 1
         (B) are convertible to common stock. The preferred stock also has 3 to 1 voting rights over all common stock.

NOTE 6 - COMMITMENTS AND CONTINGENCIES

         (A) LEASES

         On October 8, 1998 the Company, as subtenant, entered into a sublease agreement with the existing tenant commencing on October 15, 1998. The term of the sublease is through and including the end of the original term of the tenant's lease of the premises, which is August 20, 2000. The monthly rent on this sublease is $1,512 through August 20, 1999 at which time it will increase to $1,579 a month until August 20, 2000. Future annual minimum rentals under this sublease agreement are as follows:

         For the year ending March 31, 2000              $  18,615
                                       2001                  7,896
                                                         ---------
                                                         $  26,511
                                                         ---------
                                                         ---------

                  KANAKARIS COMMUNICATIONS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              AS OF MARCH 31, 1999


NOTE 6 - COMMITMENTS AND CONTINGENCIES - (CONT'D)

         (B) LEGAL ACTIONS

         In the normal course of business, there may be various legal actions and proceedings pending which seek damages against the Company. Management believes that the amount, if any, that may result from these claims, will not have a material adverse effect on the financial statements.

         (C) SECURITIES AND EXCHANGE COMMISSION INFORMAL INQUIRY

         In August 1998, the Securities and Exchange Commission ("SEC") began an informal inquiry relating to the sales of shares of the Company in 1996 and 1997 to the former shareholders of Kanakaris Internetworks, Inc. ("KIW") (See Note 1(A) and (B)). Approximately 6,000,000 shares were sold to investors of KIW. Named in the inquiry as defendants are the Company and its President and Vice President. Settlement negotiations have been concluded with the SEC effective June 9, 1999. The Company, its executives and the SEC have accepted the following settlement: Without admitting or denying any wrong doing, the Company and its executives will consent to a permanent injunction enjoining them from engaging in acts which constitute, among other things violations of Section 17(a)(1) 2 OR 3 of the Securities Act of 1933. In addition Company counsel advises that the proposed settlement does not carry any civil penalties against the company.

         (D) YEAR 2000 ISSUES

         The Company is aware of the issues associated with the programming code in existing computer systems as the millennium (Year 2000) approaches. The "Year 2000" problem is pervasive and complex as virtually every computer operation will be affected in some way by the rollover of the two-digit year value to 00. The issue is whether computer systems will properly recognize date-sensitive information when the year changes to 2000. Systems that do not properly recognize such information could generate erroneous data or cause a system to fail.

                  KANAKARIS COMMUNICATIONS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              AS OF MARCH 31, 1999


NOTE 6 - COMMITMENTS AND CONTINGENCIES - (CONT'D)

         (D) YEAR 2000 ISSUES - (CONT'D)

         The Company uses a standard off the shelf accounting software package for all of its accounting requirements. Management has contacted the software vendor and determined that the accounting software is Year 2000 compliant. All internal management software is Microsoft based and management continually monitors the Year 2000 status of such software. Management has verified Year 2000 status with its primary vendors and has not identified any Year 2000 issues with those vendors. Costs of investigating internal and external Year 2000 compliance issues have not been material to date. As a result, management believes that the effect of investigating and resolving Year 2000 compliance issues on the Company will not have a material effect on the Company's future financial position or results of operations.

         In addition to the effect of Year 2000 issues on the Company's accounting and management systems, Year 2000 issues may effect the Company's products as the products are primarily computer related. The Company's products have been developed and tested with regard to Year 2000 compliance. All products were deemed to be Year 2000 compliant. The costs of such development and testing and validating were minimal and absorbed as part of the Company's normal quality control procedures.

         (E)  LETTER OF INTENT

         On January 26, 1999, the Company entered into a Letter of Intent with Timothy L. Waller to develop, design, and maintain two Real Estate Web Sites: (1) www.brea.com (Bank Real Estate Auctions) is intended to be used to sell bank owned real estate via the internet in an auction like atmosphere and (2) www.fsbomls.com (For Sale By Owner Multiple Listing Service) is intended to enable real estate owners to market and sell their property without the services of a professional real estate broker. The two parties intend to sign a formal agreement and are still in negotiations as of the date of this report.

                  KANAKARIS COMMUNICATIONS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              AS OF MARCH 31, 1999


NOTE 6 - COMMITMENTS AND CONTINGENCIES - (CONT'D)

         (F)  LICENSE AGREEMENT

         On February 18, 1999, the Company entered into a License Agreement ("Agreement") with ION Systems, Inc. ("ION"), a Missouri corporation. The Agreement is through December 31, 2004, and thereafter will be renewed automatically for additional renewal terms of five years each, ending on December 31 of each fifth year. Under the terms of the Agreement, ION grants to the Company a license to use its products, the E*Web and the X*Maker computer software enabling the secure downloading and viewing of web sites, for or in connection with the Company's web sites. The two parties agreed that the software may be used solely for the publishing, displaying, promoting, marketing, offering and selling for a fee of certain specified book categories as well as of products or services listed in the books published. The aforementioned activities are meant to be offered directly to customers and end users using the facilities of a web site. No geographic or territorial restrictions apply to the use of the software. At the option of the Company to be exercised until August 30, 1999, the license with regard to E*Web shall be exclusive to the Company for a license fee of $1,000,000. The agreed fee for each book conversion performed by ION will be $100, and the royalties for each book sale and product sale shall be 12% and 5%, respectively, of the gross revenue. Furthermore, ION shall have the right to buy 100,000 shares of the Company's common stock at a price of $0.30 per share one time at any time between June 1, 1999 and December 31, 2005.

NOTE 7 - PRIVATE PLACEMENT

         On December 3, 1998 and February 18, 1999 the Company completed two offerings under the Securities and Exchange Commission Regulation D, Rule 504. In the first offering, 2,892,326 shares were sold to two investors at $.06 per share for a total of $173,540. In the second offering 475,000 shares were sold to one investor at $.50 per share for a total of $237,500.

                  KANAKARIS COMMUNICATIONS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              AS OF MARCH 31, 1999


NOTE 8 - REVOLVING LINE OF CREDIT

         On February 25, 1999, the Company signed a Memorandum of Understanding ("Memorandum") with Alliance Equities Inc.("Alliance"), a Florida-based venture capital firm. Under the terms of the Memorandum, Alliance will make available a $5 million revolving line of credit in order to enable the Company to pursue current Internet opportunities, commerce development, and a possible stock buy back program. The two parties agreed that the indebtedness may be paid back by the Company either with cash or the issuance of stock. Furthermore, the two parties agreed that Alliance will continue its ongoing consulting services to the Company including, but not limited to, strategic growth advice and introductions, marketing advice, and business ideas. Alliance will be compensated for these services at the option of the Company either in cash, or through the issuance of stock or credit towards the purchase of stock. The line of credit was increased to $7 million on April 7, 1999.

NOTE 9 - STOCK INCENTIVE PLAN

         On January 6, 1999, the Company's Board of Directors created a stock incentive plan, to be named the 1999 Stock Incentive Plan (the "Plan"). The Plan is intended to allow designated officers, employees and certain Non-Employee Directors of the Company to receive certain options to purchase the Company's common stock and to receive grants of common stock subject to certain restrictions. The maximum number of shares that may be issued pursuant to the Plan shall be 2,750,000, all of which have been reserved as of January 6, 1999.

         On January 6, 1999, the Board of Directors approved the granting of the following options under the plan:

         Qualified Options:

                                             Exercise    Expiration
         Name                       Amount    Price *       Date
         ----                       ------    -------       ----
         Alex Kanakaris            500,000    $0.18      Jan. 6, 2004
         Branch Lotspeich          500,000     0.18      Jan. 6, 2009
         Lisa Lawrence              50,000     0.18      Jan. 6, 2009

         * - Market value on date of grant

         Non-Qualified Options:

                                             Exercise    Expiration
         Name                       Amount    Price         Date
         ----                       ------    -----         ----
         Alex Kanakaris            900,000    $0.25      Jan. 6, 2009
         Branch Lotspeich          400,000     0.25      Jan. 6, 2009

                  KANAKARIS COMMUNICATIONS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              AS OF MARCH 31, 1999


NOTE 10 - SUBSEQUENT EVENTS

          (A) COMMON STOCK OFFERING

          The Company is in the process of preparing for filing of a Registration Statement under Form SB-2 whereby the company will offer a certain number, as defined in the offering document, of their authorized common stock and common stock options.

          (B) INTERNET DATA CENTER SERVICES AGREEMENT

          On June 27, 1999, the Company entered into an agreement with Exodus Communications, Inc. to provide the Company with internet data services. Under the agreement, Exodus Communications, Inc. will perform these services under a discounted pricing arrangement, a schedule of which is incorporated into the agreement. In consideration for this pricing arrangement, Exodus Communications, Inc. will receive some equity in the form of common stock on a par basis with the discounts extended, to be determined in the next few weeks.

          (C) LETTER OF INTENT

          On June 28, 1999, the Company entered into a Letter of Intent with RH Investment Corporation, as an advisor, to structure and formalize a proposed offering of the Company's securities pursuant to the anticipated SB-2 registration statement to be filed with the Securities and Exchange Commission as previously discussed in (A). Under the Letter of Intent, the Company and Advisor intend and agree to enter into (I) a contractual financial consulting agreement, (ii) a strategic alliance wherein the advisor will assist the Company in funding its ongoing capital requirements,
          (iii) an agreement to provide the Company with investment banking services relating to financial planning and capital sourcing and
          (iv) seek to form a non-exclusive underwriting syndicate for the Company's proposed SB-2 offering.

                         KANAKARIS COMMUNICATIONS, INC.
                                 AND SUBSIDIARY
                     (FORMERLY KANAKARIS INTERNETWORKS, INC.
                                 AND SUBSIDIARY)
                        CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 1998 AND 1997

                  KANAKARIS COMMUNICATIONS, INC. AND SUBSIDIARY
             (FORMERLY KANAKARIS INTERNETWORKS, INC. AND SUBSIDIARY)
                                  CONTENTS


PAGE       1  -  INDEPENDENT AUDITORS' REPORT

PAGES  2 - 3  -  CONSOLIDATED BALANCE SHEETS AS OF
                 SEPTEMBER 30, 1998 AND 1997

PAGE       4  -  CONSOLIDATED STATEMENT OF CHANGES IN
                 STOCKHOLDERS' EQUITY FOR THE YEAR
                 ENDED SEPTEMBER 30, 1998 AND FOR THE
                 PERIOD FROM FEBRUARY 25, 1997
                 (INCEPTION)TO SEPTEMBER 30, 1997

PAGE       5  -  CONSOLIDATED STATEMENTS OF OPERATIONS
                 FOR THE YEAR ENDED SEPTEMBER 30, 1998 AND
                 FOR THE PERIOD FROM FEBRUARY 25, 1997
                 (INCEPTION) TO SEPTEMBER 30, 1997

PAGES  6 - 7  -  CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE YEAR ENDED SEPTEMBER 30, 1998
                 AND FOR THE PERIOD FROM FEBRUARY 25, 1997
                 (INCEPTION) TO SEPTEMBER 30, 1997

PAGES  8 -17  -  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   AS OF SEPTEMBER 30, 1998 AND 1997

                         INDEPENDENT AUDITORS' REPORT

To the Board of Directors of:
 Kanakaris Communications, Inc.

We have audited the accompanying consolidated balance sheets of Kanakaris Communications, Inc. and Subsidiary (formerly Kanakaris Internetworks, Inc. and Subsidiary) as of September 30, 1998 and 1997 and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the year ended September 30, 1998 and for the period from February 25, 1997 (inception) to September 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Kanakaris Communications, Inc. and Subsidiary (formerly Kanakaris Internetworks, Inc. and Subsidiary) as of September 30, 1998 and 1997 and the results of their operations and their cash flows for the year ended September 30, 1998 and for the period from February 25, 1997 (inception) to September 30, 1997 in conformity with generally accepted accounting principles.

                                                     WEINBERG & COMPANY, P.A.


Boca Raton, Florida
March 10, 1999

                  KANAKARIS COMMUNICATIONS, INC. AND SUBSIDIARY
             (FORMERLY KANAKARIS INTERNETWORKS, INC. AND SUBSIDIARY)
                           CONSOLIDATED BALANCE SHEETS
                           SEPTEMBER 30, 1998 AND 1997

                                       ASSETS

                                              1998            1997
                                           ---------       ---------
CURRENT ASSETS
 Cash                                      $   5,415       $  53,804
 Accounts receivable                         118,473
 Inventory                                    10,122            -
 Advances to suppliers                         7,839            -
 Current maturities of notes
  receivable-shareholders and
  related parties                             36,280          39,160
 Interest receivable                          16,683           5,135
                                           ---------       ---------

   Total Current Assets                      194,812          98,099
                                           ---------       ---------


PROPERTY AND EQUIPMENT
 Furniture and equipment                      22,631           8,044
 Less: Accumulated depreciation               (6,184)         (1,584)
                                           ---------       ---------

   Total Property and Equipment               16,447           6,460
                                           ---------       ---------


OTHER ASSETS
 Notes receivable - shareholders and
  related parties - non-current              247,033         202,554
 Organization costs - net                      2,050           2,650
 Security deposits                               700            -
 Goodwill - net of amortization              326,928            -
                                           ---------       ---------

   Total Other Assets                        576,711         205,204
                                           ---------       ---------


TOTAL ASSETS                               $ 787,970       $ 309,763
                                           ---------       ---------
                                           ---------       ---------

                 See accompanying notes to financial statements.

                  KANAKARIS COMMUNICATIONS, INC. AND SUBSIDIARY
             (FORMERLY KANAKARIS INTERNETWORKS, INC. AND SUBSIDIARY)
                           CONSOLIDATED BALANCE SHEETS
                           SEPTEMBER 30, 1998 AND 1997

                       LIABILITIES AND STOCKHOLDERS' EQUITY

                                               1998            1997
                                          -----------       ---------
CURRENT LIABILITIES
 Accounts payable and accrued expenses    $   521,432       $  18,773
 Notes payable                                 25,000            -
 Due to former shareholder of subsidiary       30,937            -
 Customer deposits                             29,427            -
                                            ---------       ---------

   Total Current Liabilities                  606,796          18,773
                                            ---------       ---------

LONG-TERM LIABILITIES
 Royalties payable                             20,753            -
                                            ---------       ---------

   Total Liabilities                          627,549          18,773
                                            ---------       ---------

STOCKHOLDERS' EQUITY
 Preferred stock, $0.01 par value
  in 1998 and 1997; 5,000,000 and
  1,697,280 shares authorized in
  1998 and 1997; 1,000,000 and
  1,697,280 issued and outstanding
  in 1998 and 1997                             10,000          16,973
 Common stock, $0.001 and $0.01 par
  value in 1998 and 1997; 100,000,000
  and 3,302,720 shares authorized in
  1998 and 1997; 19,179,636 issued and
  19,080,612 outstanding in 1998; 2,802,154,
  shares issued and outstanding in 1997        19,179          28,022
 Common shares to be issued,
  1,340,140                                     1,340            -
 Additional paid-in capital                 1,250,019         515,203
 Accumulated deficit                         (916,937)       (269,208)
 Less subscriptions receivable
  (1,260,000 shares, common)                   (1,260)           -
                                          -----------       ----------
 Total paid-in capital and
  retained earnings                           362,341         290,990
 Less cost of treasury stock
  (99,024 shares, common)                    (201,920)           -
                                         ------------       ---------
 TOTAL STOCKHOLDERS' EQUITY                   160,421         290,990
                                         ------------       ---------

TOTAL LIABILITIES AND STOCKHOLDERS'
 EQUITY                                  $    787,970       $ 309,763
                                         ------------       ---------
                                         ------------       ---------

                 See accompanying notes to financial statements.
                                        3

                  KANAKARIS COMMUNICATIONS, INC. AND SUBSIDIARY
             (FORMERLY KANAKARIS INTERNETWORKS, INC. AND SUBSIDIARY)
            CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
     FOR THE PERIOD FROM FEBRUARY 25, 1997 (INCEPTION) TO SEPTEMBER 30, 1998


                                                         COMMON STOCK
                                      COMMON STOCK       TO BE ISSUED       PREFERRED STOCK        ADDITIONAL
                                                                                                    PAID-IN
                                 SHARES      AMOUNT    SHARES   AMOUNT     SHARES     AMOUNT        CAPITAL
                               ----------  --------   --------  ------   ---------    --------    ----------
Stock Issued For:
 Cash                             427,174   $ 4,272       -      -       1,697,280    $ 16,973    $  515,203
 Consulting fees                2,294,980    22,950       -      -          -            -             -
 Advertising services              80,000       800       -      -          -            -             -

Net loss 1997                        -         -          -      -          -            -             -
                               ----------  --------   -------- ------    ----------   --------      --------

Balance, September 30, 1997     2,802,154    28,022       -      -       1,697,280      16,973       515,203

Stock Issued For:
 Cash                              22,680       227       -      -          -            -            43,073
 Consulting fees                1,500,843    15,008       -      -          -            -             -
 Advertising services               5,000        50       -      -          -            -             -

RECAPITALIZATION TRANSACTIONS:
------------------------------

 Cancellation of KIW, Inc.
  stock resulting from
  recapitalization             (4,330,677)  (43,307)      -      -      (1,697,280)    (16,973)       60,280
 Pre merger Big Tex
  Common stock outstanding      6,000,000     6,000                                                   (6,000)

 Surrender of Common Stock by
  50% Shareholder of Big Tex   (3,000,000)   (3,000)      -      -          -            -             3,000

 Issuance of Common Stock
  to Shareholders of Kanakaris
  Internetworks, Inc.           6,000,000     6,000       -      -          -            -            (6,000)

 Issuance of Preferred Stock
  to Shareholders of Kanakaris
  Internetworks, Inc.                          -          -      -      1,000,000      10,000        (10,000)
                               ----------   -------   -------- ------  ----------     -------     ----------

Balance after recapitalization  9,000,000     9,000       -      -      1,000,000      10,000        599,556

Stock Issued For:
 Cash                             155,250       155     96,000     96       -            -           184,624
 Consulting fees                1,703,200     1,703    100,000    100       -            -              -
 Executive compensation         3,000,000     3,000       -      -          -            -              -
 Advertising services              20,000        20       -      -          -            -              -
 504 offering                   3,981,800     3,982    537,500    537       -            -           466,505
 Subscriptions                  1,260,000     1,260       -      -          -            -              -
 Stock exchange program            59,386        59    606,640    607       -            -              (666)

Treasury stock redemption

Net loss 1998                        -       -            -      -          -            -              -
                               ----------  -------   --------- ------  ----------    -------      ----------

BALANCE, SEPTEMBER 30, 1998    19,179,636  $19,179   1,340,140 $1,340   1,000,000    $10,000      $1,250,019
                               ----------  -------   --------- ------   ---------    -------      ----------
                               ----------  -------   --------- ------   ---------    -------      ----------

                                                  TREASURY      STOCK
                                    ACCUMULATED    STOCK    SUBSCRIPTIONS
                                      DEFICIT      AMOUNT     RECEIVABLE       TOTAL
                                    -----------  ---------- -------------   ----------
Stock Issued For:
 Cash                                      -           -             -      $  536,448
 Consulting fees                           -           -             -          22,950
 Advertising services                      -           -             -             800

Net loss 1997                          (269,208)       -             -        (269,208)
                                    -----------  ---------- -------------   ----------

Balance, September 30, 1997            (269,208)       -             -         290,990

Stock Issued For:
 Cash                                      -           -             -          43,300
 Consulting fees                           -           -             -          15,008
 Advertising services                      -           -             -              50

RECAPITALIZATION TRANSACTIONS:
-----------------------------

 Cancellation of KIW, Inc.
  stock resulting from
  recapitalization                         -           -             -            -
 Pre merger Big Tex
  Common stock outstanding

 Surrender of Common Stock by
  50% Shareholder of Big Tex               -           -             -            -

 Issuance of Common Stock
  to Shareholders of Kanakaris
  Internetworks, Inc.                      -           -             -            -

 Issuance of Preferred Stock
  to Shareholders of Kanakaris
  Internetworks, Inc.                      -           -             -            -
                                    -----------  ---------- -------------   ----------

Balance after recapitalization         (269,208)       -             -        349,348

Stock Issued For:
 Cash                                      -           -             -        184,875
 Consulting fees                           -           -             -          1,803
 Executive compensation                    -           -             -          3,000
 Advertising services                      -           -             -             20
 504 offering                              -           -             -        471,024
 Subscriptions                             -           -           (1,260)       -
 Stock exchange program                    -           -             -           -

Treasury stock redemption                  -       (201,920)         -       (201,920)

Net loss 1998                          (647,729)       -             -       (647,729)
                                    -----------  ---------- -------------   ---------

BALANCE, SEPTEMBER 30, 1998         $  (916,937) $ (201,920)$      (1,260)  $ 160,421
                                    -----------  ---------- -------------   ---------
                                    -----------  ---------- -------------   ---------

                 See accompanying notes to financial statements.

                  KANAKARIS COMMUNICATIONS, INC. AND SUBSIDIARY
             (FORMERLY KANAKARIS INTERNETWORKS, INC. AND SUBSIDIARY)
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                FOR THE YEAR ENDED SEPTEMBER 30, 1998 AND FOR THE
         PERIOD FROM FEBRUARY 25, 1997 (INCEPTION) TO SEPTEMBER 30, 1997

                                              1998            1997
                                           ---------       ---------
NET SALES                                  $ 919,905       $   8,475

COST OF SALES                                481,349            -
                                           ---------       ---------

GROSS PROFIT                                 438,556           8,475
                                           ---------       ---------

OPERATING EXPENSES
 Executive compensation                       55,052            -
 Salaries                                    279,462            -
 Employee benefits                             6,479            -
 Payroll taxes                                20,184            -
 Consulting fees                              84,272          96,368
 Royalties                                    20,753            -
 Development costs                              -             85,253
 Travel and entertainment                     40,872          20,333
 Telephone and utilities                      46,172          18,656
 Marketing                                    27,384          14,717
 Professional fees                            75,494          12,027
 Rent                                         52,302          11,450
 Office supplies and expense                  10,703           9,185
 Equipment rental and expense                  7,953           4,279
 Insurance                                    10,979           4,251
 Auto expense                                  1,500           2,000
 Depreciation and amortization                30,214           1,934
 Provision for bad debt                      300,000            -
 Taxes - other                                 1,370            -
 Repairs and maintenance                       2,238           1,093
 Other expenses                               13,712            -
 Moving expense                                6,055            -
 Advertising                                    -              1,272
 Bank charges                                  1,610            -
                                          ----------       ---------

    TOTAL OPERATING EXPENSES               1,094,760         282,818
                                          ----------       ---------

LOSS BEFORE INTEREST INCOME                 (656,204)       (274,343)

Interest income - net                          8,475           5,135
                                          ----------       ---------

NET LOSS                                  $ (647,729)      $(269,208)
--------                                  ----------       ---------
                                          ----------       ---------

NET LOSS PER COMMON SHARE                 $   (.0449)      $  (.0961)
                                          ----------       ---------
                                          ----------       ---------

WEIGHTED AVERAGE COMMON
 SHARES OUTSTANDING                       14,419,873       2,802,154
                                          ----------       ---------
                                          ----------       ---------

                 See accompanying notes to financial statements.

                  KANAKARIS COMMUNICATIONS, INC. AND SUBSIDIARY
             (FORMERLY KANAKARIS INTERNETWORKS, INC. AND SUBSIDIARY)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                FOR THE YEAR ENDED SEPTEMBER 30, 1998 AND FOR THE
         PERIOD FROM FEBRUARY 25, 1997 (INCEPTION) TO SEPTEMBER 30, 1997

                                              1998            1997
                                           ---------       ---------

CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss                                  $(647,729)      $(269,208)
 Adjustments to reconcile net loss
  to net cash used in
  operating activities:
  Amortization of goodwill                    23,352            -
  Depreciation and amortization                6,862           1,934
  Write-off of fixed assets                      793            -
  Provision for bad debts                    300,000
  Consulting and advertising fees
   incurred in exchange for common stock      19,880          23,750
  Changes in assets and liabilities
   (Increase) decrease in:
    Accounts receivable                      (61,699)           -
    Inventory                                 (1,434)           -
    Prepaid expenses                          11,846            -
    Advances to suppliers                     (7,839)           -
    Interest receivable                      (11,548)         (5,135)
   Increase (decrease) in:
    Accounts payable and accrued expenses    103,139          18,773
    Royalties payable                         20,753            -
    Deferred revenue                         (68,598)           -
    Customer deposits                         29,427            -
                                           ---------       ---------

   Net cash used in operating activities    (282,795)       (229,886)
                                           ---------       ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchase of property and equipment           (7,204)         (8,044)
  (Increase) decrease in notes
   receivable - shareholders and
   related parties                           (41,599)       (241,714)
 (Increase)in notes receivable              (300,000)           -
 Payment of organization costs                  -             (3,000)
 Cash provided by subsidiary
 acquisition                                  60,930            -
                                           ---------       ---------

   Net cash used in investing
    activities                              (287,873)       (252,758)
                                          ----------       ---------

                 See accompanying notes to financial statements.

                  KANAKARIS COMMUNICATIONS, INC. AND SUBSIDIARY
             (FORMERLY KANAKARIS INTERNETWORKS, INC. AND SUBSIDIARY)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                FOR THE YEAR ENDED SEPTEMBER 30, 1998 AND FOR THE
         PERIOD FROM FEBRUARY 25, 1997 (INCEPTION) TO SEPTEMBER 30, 1997

                                                 1998            1997
                                              ---------       ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Increase in notes payable                       25,000            -
 Proceeds from sale of common stock               4,498           4,272
 Proceeds from sale of preferred stock             -             16,973
 Proceeds from additional paid in capital       694,701         515,203
 Purchase of treasury stock                    (201,920)           -
                                              ---------       ---------

   Net cash provided by financing
    activities                                  522,279         536,448
                                              ---------       ---------

INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS                              (48,389)         53,804

CASH AND CASH EQUIVALENTS -
 BEGINNING OF YEAR                               53,804            -
                                              ---------       ---------

CASH AND CASH EQUIVALENTS -
 END OF YEAR                                  $   5,415       $  53,804
                                              ---------       ---------
                                              ---------       ---------


SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
-----------------------------------------------------------------------

During the year ended September 30, 1998 the Company issued 1,260,000 shares of common stock in exchange for unpaid subscriptions of $ 1,260, and 4,723,200 shares of common stock for executive compensation, consulting and other services valued at $4,723.

The Company has incurred a liability in the amount of $ 30,937 which is due to the former sole shareholder of the Company's subsidiary pursuant to the acquisition agreement.


                 See accompanying notes to financial statements.

                  KANAKARIS COMMUNICATIONS, INC. AND SUBSIDIARY
                     (FORMERLY KANAKARIS INTERNETWORKS, INC.
                                 AND SUBSIDIARY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 1998 AND 1997

NOTE  1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

               (A) BUSINESS ORGANIZATION AND ACTIVITY

               Kanakaris Internetworks, Inc. (the "Company") was incorporated in the State of Delaware on February 25, 1997. The Company develops and supplies internet products, on line products and online commerce.

               (B) BUSINESS COMBINATIONS

               On October 10, 1997 (the "Acquisition Date"), the Company consummated a Stock Purchase Agreement (the "Purchase Agreement") with the shareholder (the "Seller") of Desience Corporation ("Desience") to purchase 10,000 common shares representing 100% of its issued and outstanding common stock in exchange for a 4% royalty on the gross sales (after collection) of Desience subsequent to the Acquisition Date, to be paid monthly for as long as Desience remains in business or its products are sold. In addition, the Seller shall receive five percent of funds which are to be allocated to Desience arising from the Company's next securities offering as a non-refundable advance on the royalty. The Company will hold harmless the Seller from any claims, causes of action, costs, expenses, liabilities and prior shareholder advances. Immediately following the exchange, Desience became a wholly owned subsidiary of the Company. Desience designs and installs specialized business furniture for a variety of industries.

               On November 25, 1997, the Company and its shareholders (the ("Shareholders") consummated an acquisition agreement with Big Tex Enterprises, Inc. ("Big Tex"), a public shell, whereby the shareholders sold all of their preferred and common stock, which represented 100% of the Company's issued and outstanding capital stock, to Big Tex in exchange for 7,000,000 shares (6,000,000 common, 1,000,000 preferred) of Big Tex's restricted stock, representing 66.67% of the issued and outstanding common stock and 100% of the issued and outstanding preferred stock of Big Tex, aggregating 75% of the total voting rights (the "Exchange"). Big Tex was founded in 1991 for the purpose of lawful business or enterprise, but had been inactive since 1991. Immediately following the exchange, all shares of Kanakaris Internetworks, Inc. were canceled and Kanakaris Internetworks, Inc. was merged into Big Tex.

               Generally accepted accounting principles require that the company whose stockholders retain the majority interest in a combined business be treated as the acquirer for accounting purposes. Accordingly, the Big Tex acquisition will be accounted for as an acquisition of Big Tex by the Company and a recapitalization of the Company. The financial statements

                  KANAKARIS COMMUNICATIONS, INC. AND SUBSIDIARY
                     (FORMERLY KANAKARIS INTERNETWORKS, INC.
                                 AND SUBSIDIARY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 1998 AND 1997


NOTE  1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

               immediately following the acquisition are as follows: (1) the balance sheet includes the Company's net assets at historical costs and Big Tex's net assets at historical costs and (2) the statement of operations includes the Company's operations for the period presented and Big Tex's operations from November 25, 1997. As part of the agreement, Big Tex changed its name to Kanakaris Communications, Inc.

               The dollar, share and par value amounts that appear in the 1997 balance sheet's stockholders' equity section represent the balances and denominations for such accounts prior to the acquisition and recapitalization agreements. The dollar, share and par value amounts that appear in the 1998 balance sheet's stockholders' equity section represent the balances and denominations for such accounts subsequent to the acquisition and recapitalization agreements.

               (C) PRINCIPLES OF CONSOLIDATION

               The accompanying consolidated financial statements include the accounts of the Company and Desience, a wholly owned subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.

               (D) USE OF ESTIMATES

               The accompanying financial statements have been prepared in accordance with generally accepted accounting principles. The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

               (E) CASH AND CASH EQUIVALENTS

               For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

                  KANAKARIS COMMUNICATIONS, INC. AND SUBSIDIARY
                     (FORMERLY KANAKARIS INTERNETWORKS, INC.
                                 AND SUBSIDIARY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 1998 AND 1997

NOTE  1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

               (F) PROPERTY AND EQUIPMENT

               Property and equipment are stated at cost and depreciated using the declining balance method over the estimated economic useful life of 5 to 7 years. Maintenance and repairs are charged to expense as incurred. Major improvements are capitalized. Depreciation expense for the years ended September 30, 1998 and 1997 was $6,262 and $1,584, respectively.

               (G) INVENTORIES

               Inventories consisting of parts, finished goods, and collectibles are recorded at the lower of cost or market, cost being determined using the first-in, first-out method.

               (H) ORGANIZATION COSTS

               Organization costs, which are included in other assets, are being amortized over 60 months on a straight line basis. Amortization expense for the years ended September 30, 1998 and 1997 was $600 and $350, respectively.

               (I) GOODWILL

               Goodwill arising from the acquisition of Desience, as discussed in Note 1 (B) - Business Combinations, is being amortized on a straight-line basis over 15 years.
               Amortization expense for the year ended September 30, 1998 was $23,352.

               (J) EARNINGS PER SHARE

               Earnings per share are computed using the weighted average of common shares outstanding as defined by Financial Accounting Standards No. 128, "Earnings per Share".

               (K) INCOME TAXES

               The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS 109). SFAS 109 is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. In estimating future tax consequences, SFAS 109 generally considers all expected future events other than enactments of changes in the tax law or rates. Any available deferred tax assets arising from net

                  KANAKARIS COMMUNICATIONS, INC. AND SUBSIDIARY
                     (FORMERLY KANAKARIS INTERNETWORKS, INC.
                                 AND SUBSIDIARY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 1998 AND 1997

NOTE  1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

               operating loss carryforwards has been offset by a deferred tax valuation allowance on the entire amount.

               (L) CONCENTRATION OF CREDIT RISK

               The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk or cash and cash equivalents.

               (M) NEW ACCOUNTING PRONOUNCEMENTS

               The Financial Accounting Standards Board has recently issued several new accounting pronouncements. Statement No. 130, "Reporting Comprehensive Income" establishes standards for reporting and display of comprehensive income and its components, and is effective for fiscal years beginning after December 15, 1997. Statement No. 131, "Disclosures about Segments of an Enterprise and Related Information" establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders. It also establishes standards for related disclosures about products and services, geographic areas, and major customers, and is effective for financial statements for periods beginning after December 15, 1997. Statement No. 132, "Employers' Disclosures About Pensions and Other Postretirement Benefits" revises employers' disclosure requirements about pension and other postretirement benefit plans and is effective for fiscal years beginning after December 15, 1997. Statement No 133, "Accounting for Derivative Instruments and Hedging Activities" establishes accounting and reporting standards for derivative instruments and related contracts and hedging activities. This statement is effective for all fiscal quarters and fiscal years beginning after June 15, 1999. The Company believes that its future adoption of these pronouncements will not have a material effect on the Company's financial position or results of operations.

                  KANAKARIS COMMUNICATIONS, INC. AND SUBSIDIARY
                     (FORMERLY KANAKARIS INTERNETWORKS, INC.
                                 AND SUBSIDIARY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 1998 AND 1997

NOTE  2 - NOTES RECEIVABLE - SHAREHOLDERS AND RELATED PARTIES

The following is a summary of notes receivable at September 30, 1998 and 1997:

                                                   1998              1997
                                                ---------         ---------
Note receivable - Shareholder, unsecured.
 Interest at 6%. Principal is due
 December 31, 1997                              $    -            $  7,000

Note receivable - Shareholder, unsecured.
 Interest at 6%. Principal is due
 December 31, 1997                                   -               7,000

Notes receivable - Shareholder, unsecured.
 Interest at 6.625% is payable beginning
 June 30, 1998 when all accrued interest
 will be due, then annually on each
 subsequent June 30. Principal payments
 are due beginning December 31, 1998
 when one-fifth of the outstanding
 amount is due. Subsequent payments are
 due one-fifth each December 31 until
 February 26, 2002 when all outstanding
 principal and interest is due.                    70,400           49,600

Notes receivable - Shareholder, unsecured.
 Interest at 6.625% is payable beginning
 June 30, 1998 when all accrued interest
 will be due, then annually on each
 subsequent June 30. Principal payments
 are due beginning December 31, 1998 when
 one-fifth of the outstanding amount is due.
 Subsequent payments are due one-fifth each
 December 31 until February 26, 2002 when all
 outstanding principal and interest is due.        62,400           49,600

Notes receivable - Related Party, unsecured.
 Interest at 6.625% is payable beginning
 June 30, 1998 when all accrued interest will
 be due, then annually on each subsequent
 June 30. Principal payments are due beginning
 December 31, 1998 when one-fifth of the
 outstanding amount is due. Subsequent payments
 are due one-fifth each December 31 until
 February 26, 2002 when all outstanding
 principal and interest is due.                    28,998           16,999

                                       12

                  KANAKARIS COMMUNICATIONS, INC. AND SUBSIDIARY
                     (FORMERLY KANAKARIS INTERNETWORKS, INC.
                                 AND SUBSIDIARY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 1998 AND 1997

NOTE  2 - NOTES RECEIVABLE - SHAREHOLDERS AND RELATED PARTIES - CONTINUED

                                                         1998             1997
                                                      --------          -------
Notes receivable - Related Party,
 unsecured. Interest at 6.625% is payable
 beginning June 30, 1998 when all accrued
 interest will be due, then annually on
 each subsequent June 30. Principal payments
 are due beginning December 31, 1998
 when one-fifth of the outstanding amount
 is due. Subsequent payments are due one-fifth
 each December 31 until February 26, 2002 when
 all outstanding principal and interest is due.        19,600             9,600

Note receivable - Shareholder, unsecured.
 Interest at 8%, principal and interest
 is payable in five annual installments of
 $38,250 beginning September 30, 1998. The
 note was prepaid through a portion of
 the year 2000                                        101,915           101,915
                                                    ---------         ---------

 Total Notes Receivable                               283,313           241,714

Less: Current maturities                               36,280            39,160
                                                    ---------         ---------

TOTAL NOTES RECEIVABLE - LESS CURRENT
-------------------------------------
  MATURITIES                                        $ 247,033         $ 202,554
  ----------                                        ---------         ---------
                                                    ---------         ---------


The aggregate amount of notes receivable maturing in each of the five years subsequent to September 30, 1998 is as follows:

For the year ending September 30,  1999               $  36,280
                                   2000                  61,695
                                   2001                  74,529
                                   2002                 110,809
                                                      ---------
                                                      $ 283,313
                                                      ---------
                                                      ---------

NOTE  3 - PREFERRED STOCK

               The Company has authorized the issuance of 5,000,000 shares of preferred stock. The 1,000,000 shares of preferred stock issued in connection with the Big Tex business combination discussed in Note 1 (B) are convertible to common stock. The preferred stock also has 3 to 1 voting rights over all common stock.

                  KANAKARIS COMMUNICATIONS, INC. AND SUBSIDIARY
                     (FORMERLY KANAKARIS INTERNETWORKS, INC.
                                 AND SUBSIDIARY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 1998 AND 1997

NOTE  4 - COMMITMENTS AND CONTINGENCIES

               (A) LEASES

               On October 8, 1998 the Company, as subtenant, entered into a sublease agreement with the existing tenant commencing on October 15, 1998. The term of the sublease is through and including the end of the original term of the tenant's lease of the premises, which is August 20, 2000. The monthly rent on this sublease is $1,512 through August 20, 1999 at which time it will increase to $1,579 a month until August 20, 2000. Future annual minimum rentals under this sublease agreement are as follows:


               YEARS ENDING
               SEPTEMBER 30             AMOUNT
               ------------            --------
                   1999                $ 16,632
                   2000                  17,369

               (B) LEGAL ACTIONS

               In the normal course of business, there may be various legal actions and proceedings pending which seek damages against the Company. Management believes that the amount, if any, that may result from these claims, will not have a material adverse effect on the financial statements.

               (C) SECURITIES AND EXCHANGE COMMISSION INFORMAL INQUIRY

               In August 1998, the Securities and Exchange Commission ("SEC") began an informal inquiry relating to the sales of shares of the Company in 1996 and 1997 to the former shareholders of Kanakaris Internetworks, Inc. ("KIW") (See Note 1(A) and (B)). Approximately 6,000,000 shares were sold to investors of KIW. Named in the inquiry as defendants are the Company and its President and Vice President. Settlement negotiations have been conducted with the SEC during 1999 and it is the opinion of counsel that the Company, its executives and the SEC will accept the following settlement: Without admitting or denying any wrong doing, the Company and its executives will consent to a permanent injunction enjoining them from engaging in acts which constitute, among other things violations of Section 17(a)(1) 2 OR 3 of the Securities Act of 1933. In addition Company counsel advises that the proposed settlement would not carry any civil penalties.

                  KANAKARIS COMMUNICATIONS, INC. AND SUBSIDIARY
                     (FORMERLY KANAKARIS INTERNETWORKS, INC.
                                 AND SUBSIDIARY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 1998 AND 1997

NOTE  4 - COMMITMENTS AND CONTINGENCIES - (CONT'D)

               (D) YEAR 2000 ISSUES

               The Company is aware of the issues associated with the programming code in existing computer systems as the millennium (Year 2000) approaches. The "Year 2000" problem is pervasive and complex as virtually every computer operation will be affected in some way by the rollover of the two-digit year value to 00. The issue is whether computer systems will properly recognize date-sensitive information when the year changes to 2000. Systems that do not properly recognize such information could generate erroneous data or cause a system to fail.

               The Company uses a standard off the shelf accounting software package for all of its accounting requirements. Management has contacted the software vendor and determined that the accounting software is Year 2000 compliant. All internal management software is Microsoft based and management continually monitors the Year 2000 status of such software. Management has verified Year 2000 status with its primary vendors and has not identified any Year 2000 issues with those vendors. Costs of investigating internal and external Year 2000 compliance issues have not been material to date. As a result, management believes that the effect of investigating and resolving Year 2000 compliance issues on the Company will not have a material effect on the Company's future financial position or results of operations.

               In addition to the effect of Year 2000 issues on the Company's accounting and management systems, Year 2000 issues may effect the Company's products as the products are primarily computer related. The Company's products have been developed and tested with regard to Year 2000 compliance. All products were deemed to be Year 2000 compliant. The costs of such development and testing and validating were minimal and absorbed as part of the Company's normal quality control procedures.

NOTE  5 - PRIVATE PLACEMENT

               June 15, 1998, the Company prepared an Offering Memorandum under Securities and Exchange Commission exemptions from Registration provided by Section 3 (b) Regulation D and Rule 504 promulgated thereunder to raise $625,000 by offering shares of the Company's common stock. The offering was terminated on September 28, 1998 and the Company raised $471,024 from such offering. (Also See Note 6 (D)).

               KANAKARIS COMMUNICATIONS, INC. AND SUBSIDIARY
                  (FORMERLY KANAKARIS INTERNETWORKS, INC.
                              AND SUBSIDIARY)
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     AS OF SEPTEMBER 30, 1998 AND 1997

NOTE  6 - SUBSEQUENT EVENTS

               (A)  LETTER OF INTENT

               On January 26, 1999, the Company entered into a Letter of Intent with Timothy L. Waller to develop, design, and maintain two Real Estate Web Sites: (1) www.brea.com (Bank Real Estate Auctions) is intended to be used to sell bank owned real estate via the internet in an auction like atmosphere and (2) www.fsbomls.com (For Sale By Owner Multiple Listing Service) is intended to enable real estate owners to market and sell their property without the services of a professional real estate broker. The two parties agreed to sign a formal agreement within 120 days from the date of the Letter of Intent.

               (B)  LICENSE AGREEMENT

               On February 18, 1999, the Company entered into a License Agreement ("Agreement") with ION Systems, Inc. ("ION"), a Missouri corporation. The Agreement is through December 31, 2004, and thereafter will be renewed automatically for additional renewal terms of five years each, ending on December 31 of each fifth year. Under the terms of the Agreement, ION grants to the Company a license to use its products, the E*Web and the X*Maker computer software enabling the secure downloading and viewing of web sites, for or in connection with the Company's web sites. The two parties agreed that the software may be used solely for the publishing, displaying, promoting, marketing, offering and selling for a fee of certain specified book categories as well as of products or services listed in the books published. The aforementioned activities are meant to be offered directly to customers and end users using the facilities of a web site. No geographic or territorial restrictions apply to the use of the software. At the option of the Company to be exercised until August 30, 1999, the license with regard to E*Web shall be exclusive to the Company for a license fee of $1,000,000. The agreed fee for each book conversion performed by ION will be $100, and the royalties for each book sale and product sale shall be 12% and 5%, respectively, of the gross revenue. Furthermore, ION shall have the right to buy 100,000 shares of the Company's common stock at a price of $0.30 per share one time at any time between June 1, 1999 and December 31, 2005.

               (C) REVOLVING LINE OF CREDIT

               On February 25, 1999, the Company signed a Memorandum of Understanding ("Memorandum") with Alliance Equities Inc. ("Alliance"), a Florida-based venture capital firm. The

                  KANAKARIS COMMUNICATIONS, INC. AND SUBSIDIARY
                     (FORMERLY KANAKARIS INTERNETWORKS, INC.
                                 AND SUBSIDIARY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 1998 AND 1997

NOTE  6 - SUBSEQUENT EVENTS - (CONT'D)

               two parties agreed to sign a final agreement within 14 days from the date of the Memorandum. Under the terms of the Memorandum, Alliance will make available a $5 million revolving line of credit in order to enable the Company to pursue current Internet opportunities, commerce development, and a possible stock buy back program. The two parties agreed that the indebtedness may be paid back by the Company either with cash or the issuance of stock. Any money advanced to the Company by Alliance in the interim of signing the final agreement will be returned if no final agreement can be reached. Furthermore, the two parties agreed that Alliance will continue its ongoing consulting services to the Company including, but not limited to, strategic growth advice and introductions, marketing advice, and business ideas. Alliance will be compensated for these services at the option of the Company either in cash, or through the issuance of stock or credit towards the purchase of stock.

               (D) OFFERING MEMORANDUMS

               On December 3, 1998 and February 18, 1999 the Company completed two offerings under the Securities and Exchange Commission Regulation D, Rule 504. In the first offering, 3,333,333 shares were sold to two investors at $.06 per share for a total of $200,000. In the second offering 470,000 shares were sold to one investor at $.50 per share for a total of $235,000.

               (E)  AGREEMENT AND SETTLEMENT

               As a result of certain actions by its former securities attorney, which led, among other things, to the Company's recognition of a bad debt in the amount of $300,000, the Company entered into a settlement agreement with the former attorney and received a $250,000 non-interest bearing promissory note dated February 3, 1999. The note is payable in monthly installments of $20,833 commencing February 15, 1999.

               The Company is negotiating with its former attorney relating to a further financial settlement concerning the actions of the attorney and others.

               Should the Company's efforts to informally resolve these matters prove to be unsuccessful, the Company intends to vigorously pursue its claims, and has had preliminary discussions with new legal counsel relating to the matter.

The Financial Statements required by Item 310 of Regulation S-B are incorporated by reference in this Prospectus, and are set forth in their entirety in Part F/S to this Prospectus.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Information on this item is set forth in Prospectus under the heading "Disclosure of Securities and Exchange Commission Position on Indemnification for Securities Act Liabilities."

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Information on this item is set forth in the Prospectus under the heading "Use of Proceeds."

RECENT SALES OF UNREGISTERED SECURITIES

Information on this item is set forth in the Prospectus in the Notes to Consolidated Financial Statements contained in Part F/S to this Prospectus.

EXHIBITS

The Exhibits required by Item 601 of Regulation S-B, and an index thereto, are attached.

UNDERTAKINGS

The undersigned registrant hereby undertakes to:

(1) File, during any period in which it offers or sells securities, a post effective amendment to this registration statement to:

Include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the Calculation of Registration Fee table in the effective registration statement.

(iii) Include any additional or changed material information on the plan of distribution.

(b) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(c) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(d) Provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the Act) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorize, in the City of Costa Mesa, State of California, on August 10, 1999.


Kanakaris Communications, Inc.



By: /s/ Alex Kanakaris
        Alex Kanakaris, CEO

Special Power of Attorney

The undersigned constitute and appoint Alex Kanakaris their true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Form SB-2 Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting such attorney-in-fact the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

Signature
Title
Date

/s/ Alex Kanakaris
Alex Kanakaris
Chief Executive Officer, Director

August 10, 1999

/s/ Branch Lotspeich
Branch Lotspeich
President Desience Division, Director

August 10, 1999

                                 EXHIBIT INDEX


EXHIBIT
NUMBER     DESCRIPTION                                             METHOD OF FILING
-------    -----------                                             ----------------
   1.        Articles of Incorporation                                  See Below

   2.        Certificate of Amendment of Articles of Incorporation      See Below

   3.        Certificate of Amendment of Articles of Incorporation      See Below

   4.        Certificate of Amendment of Articles of Incorporation      See Below

   5.        Unanimous Written Consent of the Board of Directors        See Below
              of Kanakaris Communications, Inc.

   6.        By-laws of Kanakaris Communications, Inc.                  See Below

   7.        Certificate of Designation of Class A Convertible          See Below
              Preferred Stock of Kanakaris Communications, Inc.

   8.        Certificate of Amendment of Certificate of Designation     See Below

   9.        Debenture Purchase Agreement                               See Below

  10.        Debenture                                                  See Below

  11.        Registration Rights Agreement                              See Below

  27.        Financial Data Schedule                                    See Below
